UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PIEDMONT NATURAL GAS COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THOMAS E. SKAINS
Chairman of the Board, President and Chief Executive Officer

January 22, 2009

Dear Shareholder:

        You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc. ("Piedmont" or "Company") to be held beginning at 8:30 a.m. on Friday, March 6, 2009, at the Company's corporate headquarters, 4720 Piedmont Row Drive, Charlotte, North Carolina. We will review our 2008 business operations and financial performance and respond to any questions you may have. We will also consider the items of business described in the Notice of Annual Meeting and Internet Availability of Proxy Materials and in the Proxy Statement accompanying this letter. The Proxy Statement contains important information about the matters to be voted on and the process for voting, along with information about the Company, its management and its directors.

        At this year's Annual Meeting you will be asked to vote on a proposal to eliminate the staggered classes of directors so that all directors are elected by the shareholders each year. In order for this proposal to pass, at least 80% of the outstanding shares must be voted in favor of the proposal. Every shareholder's vote is important to us.    Even if you plan to attend the Annual Meeting, please promptly vote by submitting your proxy by phone, by Internet or by mail. The "Commonly Asked Questions" section of the Proxy Statement and the enclosed proxy card contain detailed instructions for submitting your proxy.

        If you are unable to attend the Annual Meeting, you may listen live over the Internet, at our website at www.piedmontng.com.

        On behalf of the directors, management and employees of Piedmont, thank you for your continued support of and ownership in our Company.

Sincerely,

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210

Notice of 2009 Annual Meeting of Shareholders
and
Internet Availability of Proxy Materials

Time:	8:30 a.m. local time, Friday, March 6, 2009
Place:	Piedmont Natural Gas Company, Inc. Corporate Headquarters 4720 Piedmont Row Drive Charlotte, North Carolina
Directions to the Annual Meeting of Shareholders are available by calling Shareholder Services at 704-731-4203
Items of Business:	1)	Election of Board of Director's nominees for four directors as Class II directors The Board of Directors recommends a vote FOR each nominee
2)
Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2009 fiscal year
The Board of Directors recommends a vote FOR ratification
	3)	Approval of an amendment to the Company's Articles of Incorporation eliminating the classified structure of the Board of Directors The Board of Directors recommends a vote FOR this amendment
	4)	Transaction of such other business as may properly come before the meeting or any adjournment thereof
Proxy Voting:	Your vote is important. Please vote in one of these ways:
	1)	Visit the website, and use the Company Number and Account Number, shown on the enclosed proxy card
	2)	Call the toll-free telephone number, and use the Company Number and Account Number, shown on the proxy card
	3)	Mark, sign, date and promptly return the proxy card in the postage-paid envelope
	4)	Submit a ballot in person at the Annual Meeting of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 6, 2009:

  The Company's Proxy Statement on Schedule 14A, form of proxy card, 2008 annual report to shareholders on Form 10-K and 2008 Summary Annual Report are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=76635&p=irol-financial_info

By order of the Board of Directors,

Jane R. Lewis-Raymond Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

January 22, 2009

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210

PROXY STATEMENT

for 2009 Annual Meeting of Shareholders

This Proxy Statement, the proxy card and the Company's 2008 annual report to shareholders on Form 10-K, together with the Company's 2008 Summary Annual Report, are being sent to shareholders beginning on or about January 22, 2009.

COMMONLY ASKED QUESTIONS

Who is entitled to vote?

        Holders of record of shares of the Company's Common Stock at the close of business on January 7, 2009, the record date established by the Company's Board of Directors, are entitled to vote at the Annual Meeting, either in person or by proxy. Each shareholder of record will have one vote for every share of the Company's Common Stock owned on the record date.

        If your shares are registered directly in your name with the Company's stock transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, which are held in "street name." The Proxy Statement, 2008 annual report to shareholders on Form 10-K ("2008 Form 10-K") and 2008 Summary Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card that they include with these documents.

What will I be voting on?

        Proposal 1: Election of four directors nominated by the Board of Directors as Class II directors. The nominees are: E. James Burton, John W. Harris, Aubrey B. Harwell, Jr. and David E. Shi

        Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2009 fiscal year

        Proposal 3: Approval of an amendment to the Company's Articles of Incorporation eliminating the classified structure of the Board of Directors

        You will also be voting on such other business, if any, as may properly come before the meeting or any adjournment thereof.

Who is soliciting my vote?

        The Company's Board of Directors is soliciting proxies to be voted at the Annual Meeting on the matters described in this Proxy Statement.

How do I vote?

        You can vote using any one of the following methods:

        Proxy card or voting instruction card—Sign and date each proxy card or voting instruction card that you receive and return it in the prepaid envelope.

        By telephone or the Internet—Call the telephone number or log on to the website set forth on the proxy card or voting instruction card and follow the instructions. The deadline for voting by telephone or Internet is 11:59 p.m. Eastern time, March 5, 2009.

        In person at the Annual Meeting—All shareholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares and wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee indicating that you were the owner of the shares on the record date, and present it to the inspectors of election with your ballot.

        When you properly submit your proxy card, proxies will be voted in accordance with the voting instructions provided to the Company. If no instructions are provided, proxies will be voted as indicated below under "What if I submit my proxy card or voting instruction card but don't provide voting instructions?"

        You can vote your shares for all, for some (by withholding authority to vote for any individual nominee) or none of the director nominees. You can also vote for, against or abstain from voting for the ratification of the appointment of Deloitte & Touche LLP and the proposed amendment to the Company's Articles of Incorporation.

How many votes are needed to adopt the proposals?

        For Proposal 1, the election of directors, the four nominees for Class II receiving the highest number of affirmative votes cast will be elected. Proposal 2, the ratification of the appointment of Deloitte & Touche LLP, requires an affirmative vote of a majority of the votes cast. In order for Proposal 3, the amendment of the Company's Articles of Incorporation to eliminate the classified structure of the Board of Directors, to be adopted, the affirmative vote of at least 80% of the Company's outstanding shares entitled to vote in the election of directors is needed. Other matters that may properly come before the Annual Meeting may require more than a majority vote under the Company's By-Laws, its Articles of Incorporation, the laws of the State of North Carolina, or other applicable laws or regulations. If you are present or represented by proxy at the Annual Meeting and you abstain, your abstention, as well as broker non-votes, if any, are not counted as votes cast on any matter to which they relate. Broker non-votes are shares held in "street name" by brokers or other nominees over which the broker or nominee has no discretionary power to vote and for which it has not received specific voting instructions from the beneficial owner.

How do I vote shares held in the Company's 401(k) Plan?

        Under the Company's 401(k) Plan, the plan trustee will vote your plan shares in accordance with the directions you indicate on the proxy card or by voting by telephone or Internet. Please see "How do I vote?" above for further information on these voting methods.

Can I change my vote?

        If you are a shareholder of record, you may revoke your proxy before it is voted at the Annual Meeting by sending written notice of revocation or a new proxy card to the Corporate Secretary at the Company's address set forth above so that it is received prior to the close of business on

March 5, 2009, or by submitting a new proxy by telephone or Internet after the date of the revoked proxy but prior to 11:59 p.m. Eastern time, March 5, 2009, or by attending the Annual Meeting and voting in person.

        If you own your shares through a broker, bank or nominee, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in "How do I vote?" above and deliver it to the Corporate Secretary at the Annual Meeting.

What happens if I do not submit my proxy or voting instruction card?

        If you are a shareholder of record, then your shares will not be voted or counted towards a quorum if you do not submit a proxy or vote in person at the Annual Meeting.

        Under the rules of the New York Stock Exchange, Proposals 1, 2 and 3 are considered "discretionary" matters. This means that if you hold your shares through a brokerage firm or bank and do not submit a voting instruction card, then the brokerage firm or bank may exercise its discretionary power and vote your shares on Proposals 1, 2 and 3 in accordance with its best judgment.

        If you hold your shares through the Company's 401(k) Plan and do not submit a proxy, your shares will not be voted or counted towards a quorum.

What if I submit my proxy card or voting instruction card but don't provide voting instructions?

        If your proxy is properly submitted and not revoked, but no instructions are given, the proxy will be voted in accordance with the recommendations of the Board of Directors, which is "FOR" Proposals 1, 2 and 3. If you hold your shares in street name and properly submit a voting instruction card with no voting instructions, your brokerage firm or other nominee may vote your shares on Proposals 1, 2 and 3 in accordance with its best judgment because these matters are considered "discretionary" under the applicable rules. Should other matters properly come before the Annual Meeting, the persons named in the proxy card will vote the proxies on such matters in accordance with their best judgment.

        If you hold your shares through the Company's 401(k) Plan and your proxy is properly submitted and not revoked, but you do not provide voting instructions to the plan trustee, then your shares will not be voted.

How many shares must be present to conduct the Annual Meeting?

        As of the record date, 73,354,371 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of those shares, present or represented by proxy, constitutes a quorum for the purpose of conducting the Annual Meeting and voting on proposals at the Annual Meeting. If you submit a properly executed proxy or voting instruction card, then your shares will be considered part of the quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Who can attend the Annual Meeting?

        All shareholders, or their duly authorized proxies, may attend the Annual Meeting.

Who pays the costs of proxy solicitation?

        Directors, officers and employees of the Company may solicit proxies and will not be entitled to any additional compensation for any such solicitation. The Company will bear the full cost of the solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners.

Can I access the Proxy Statement and Annual Report on the Internet instead of receiving paper copies?

        Yes. This Proxy Statement, the form of proxy card, the 2008 Form 10-K and the 2008 Summary Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=76635&p=irol-financial_info. If you are a shareholder of record and would like to access future Company proxy statements and annual reports electronically instead of receiving paper copies in the mail, there are several ways to do this. You can visit www.amstock.com to enroll using the Company Number and Account Number on the front portion of your proxy card, or you can mark the appropriate box on your proxy card, or you can follow the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise. If you have Internet access, we hope you make this choice. Receiving future annual reports and proxy statements via the Internet will be simpler for you, will save the Company money and is friendlier to the environment.

        If you own your shares through a broker, bank or nominee, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future proxy statements and annual reports on the Internet.

        Securities and Exchange Commission rules permit the Company to provide shareholders with proxy material electronically instead of in paper form, even if they have not made the election to receive the material electronically. If the Company decides to take advantage of this efficient and environmentally responsible delivery alternative in the future, shareholders will receive a Notice of Internet Availability of Proxy Materials with instructions on how to access the material on the Internet.

Can multiple shareholders sharing my address receive just one copy of proxy statements and annual reports?

        The Company has adopted a process for mailing the Proxy Statement, 2008 Form 10-K, 2008 Summary Annual Report and Notice of Internet Availability of Proxy Materials called "householding." Householding means that shareholders who share the same address and agree to householding will receive only one copy of the proxy material, unless we receive instructions to the contrary from any shareholder at that address. The Company will continue to mail a proxy card to each shareholder of record.

        If you are a shareholder of record who shares the same address as another shareholder of record, you can agree to householding by (i) indicating on the enclosed ballot that you consent to householding, (ii) writing to our transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or (iii) calling the transfer agent at its toll-free number 1-800-937-5449. Householding reduces the Company's printing costs and postage fees, and we encourage you to participate. If you wish to discontinue householding or receive separate copies of the Proxy Statement, Annual Report on Form 10-K, Summary Annual Report and Notice of Internet Availability of Proxy Materials for this year and in the future, you may so notify us, via the transfer agent at the telephone number or address above, and we will promptly comply with your request.

        If you own your shares through a broker, bank or other nominee, you may request householding or request separate copies of the Proxy Statement, 2008 Form 10-K, 2008 Summary Annual Report and Notice of Internet Availability of Proxy Materials by notifying your broker, bank or nominee.

When are shareholder proposals due for the 2010 annual meeting of shareholders?

        In order to be considered for inclusion in next year's proxy statement and proxy card, shareholder proposals must be submitted in writing to the Company's Corporate Secretary at the address set forth above or by fax at (704) 365-8515, so that they are received by September 24, 2009. Any proposal received after that date will not be eligible for inclusion in next year's proxy statement and proxy card. The Company will use its discretionary authority to vote on any matter presented by a shareholder for vote at the 2010 annual meeting for which notice is received by the Company's Corporate Secretary, at the address or fax number above, after December 8, 2009. Pursuant to the Company's By-Laws, no director shall be elected at an annual meeting of shareholders unless such person shall have been nominated to serve as director at least 60 days prior to such meeting.

How can I contact a member of the Board of Directors?

        Any shareholder or interested party may contact the Board of Directors, any member of the Board of Directors, including the Independent Lead Director, or the non-management directors as a group by writing to the Board of Directors, the non-management directors as a group or any individual director in care of the Company at the address set forth above, or by sending a written communication to the Company's Corporate Secretary at that address. Any communication addressed to an individual director at that address will be delivered or forwarded to the addressee as soon as practicable. Communications addressed to the Board of Directors or to an unspecified director will be forwarded to the Chairman of the Board, and communications addressed to the non-management directors as a group will be forwarded to the Independent Lead Director.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1—ELECTION OF DIRECTORS

  The Board of Directors recommends a vote FOR each nominee.

        The By-Laws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board, but shall not be less than nine. The number of directors is currently fixed at 12. The Articles of Incorporation divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The Articles provide that each class shall consist as nearly as possible of one-third of the total number of directors constituting the entire Board.

        The Board of Directors has nominated E. James Burton, John W. Harris, Aubrey B. Harwell, Jr. and David E. Shi, whose terms expire at the 2009 Annual Meeting, to stand for re-election as Class II directors. The Board has determined that each of these directors is an independent member of the Board. The terms of the Class II directors elected at the Annual Meeting will expire in 2012.

        As discussed below under "Proposal 3," the Board has approved an amendment to the Company's Articles of Incorporation that eliminates the classified Board structure and provides for annual election of all directors. If Proposal 3 is adopted at this Annual Meeting, directors would be elected for one-year terms beginning with the 2010 annual meeting of shareholders, and the directors elected at the 2009 Annual Meeting will serve out their three-year terms.

        The Board does not know of any nominee who will be unable or unwilling to serve, but in such event, the proxies will be voted under discretionary authority for a substitute designated by the Board, or the Board may take appropriate action to provide for a lesser number of directors.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009

  The Board of Directors recommends a vote FOR this proposal.

        The Board of Directors concurs with the reappointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2009. Deloitte & Touche LLP has served as the Company's independent auditors since 1951. Although not required to submit the appointment to the shareholders for ratification, the Board believes it is desirable that an expression of shareholder opinion be solicited and recommends the ratification. If the shareholders do not ratify this appointment, the Audit Committee will consider whether to engage another independent registered public accounting firm.

        Deloitte & Touche LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        The aggregate fees and reimbursable expenses for professional services provided by Deloitte & Touche LLP that were billed or are to be billed for the fiscal years ended October 31, 2008 and 2007, are:

Fees for Services	2008	2007
Audit Fees	$1,082,040	$946,116
Audit-Related Fees	0	25,000	(a)
Tax Fees	0	0
All Other Fees	0	5,750	(b)

Total Fees	$1,082,040	$976,866

    (a)
    Consists of audits of and services related to the Company's employee benefit plans. These audits and related services are no longer being performed by Deloitte & Touche LLP.

    (b)
    Consists of 2005 financial and tax planning services for retired executives that had not previously been billed. These services are no longer being performed.

        The Audit Committee approves, in advance, all services by the independent registered public accounting firm, whether or not related to the audit. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant such approvals. Services approved by the Chair must be presented to the full Audit Committee for ratification at the next regularly scheduled Audit Committee meeting.

PROPOSAL 3—APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO ELIMINATE CLASSIFICATION OF THE COMPANY'S BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR this proposal.

        The Board of Directors has unanimously approved, and recommends that the shareholders approve, an amendment to the Company's Articles of Incorporation to eliminate classification of the Board and provide for the annual election of all Directors.

        The Board of Directors is currently divided into three classes as nearly equal in size as possible, with members of each class serving staggered three-year terms. At any given annual meeting, shareholders have the ability to elect only one class of Directors, constituting one-third of the entire Board. The Directors and Corporate Governance Committee and the Board of Directors have periodically reassessed the merits of the classified board structure. Classification is intended to preserve the continuity and experience of Board members and to ensure that, at any given time, a majority of the Directors serving on the Board are familiar with the Company and its business and strategic goals. Classification also provides the Company a level of protection against unfair treatment in takeover situations by eliminating the threat of abrupt removal and making it more difficult to take control of the Board, which enhances the Board's leverage to negotiate the terms of a proposed takeover or restructuring in a way that maximizes value for all of the Company's shareholders. However, certain shareholders believe that a classified board structure reduces Director accountability to shareholders. The Board is also mindful of the trend in recent years among U.S. public companies to eliminate their classified board structures in favor of annual Director elections.

        While the Board believes that the classified board structure has promoted continuity and stability and reinforced a commitment to a long-term point of view, the Board is also committed to ensuring maximum accountability by the Board to the Company's shareholders, and annual elections of Directors would provide shareholders with a means of evaluating each Director each year. As a result, in September 2008 the Directors and Corporate Governance Committee unanimously recommended to the Board, and the Board unanimously agreed, that it would be in the best interests of the Company and its shareholders to eliminate classification of the Board and provide for the annual election of all Directors. To accomplish this, the Board adopted an amendment to the Company's Articles of Incorporation as set forth in the attached Appendix A, and recommends that shareholders approve this amendment by voting FOR Proposal 3.

        If Proposal 3 is approved, current Directors, including those elected to a three-year term at the 2009 Annual Meeting, would continue to serve the remainder of their respective elected terms. Beginning with the 2010 annual meeting of shareholders, Directors with expiring terms would be elected for one-year terms, the result being that by the 2012 annual meeting of shareholders all terms will have expired and all Directors would be elected annually.

        The affirmative vote of at least eighty percent (80%) of the outstanding shares entitled to vote in the election of Directors is required to adopt this amendment. If adopted, the amendment will become effective upon filing a Certificate of Amendment with the North Carolina Secretary of State, which the Company intends to do promptly after the results of the shareholder vote are certified.

CORPORATE GOVERNANCE INFORMATION

Information Regarding the Board of Directors

Nominees for Class II Directors Continuing in Office Until 2012:	Date First Elected to Board
Dr. E. James Burton	2006	Age 62. Dean, Jennings A. Jones College of Business at Middle Tennessee State University (educational institution), Murfreesboro, Tennessee.
Mr. John W. Harris	1997	Age 61. President, Lincoln Harris L.L.C. (commercial real estate and investment management), Charlotte, North Carolina. Mr. Harris is also a director of Dominion Resources, Inc. and Mapeley, Ltd.
Mr. Aubrey B. Harwell, Jr.	2002	Age 66. Managing Partner, Neal & Harwell, PLC (legal services), Nashville, Tennessee.
Dr. David E. Shi	2003	Age 57. President, Furman University (educational institution), Greenville, South Carolina.
Class I Directors Continuing in Office Until 2011:
Mr. Malcolm E. Everett III	2002

Age 62. Interim President, United Way of Central Carolinas, Charlotte, North Carolina. Retired Senior Executive Vice President, Director of Corporate and Community Affairs, Wachovia Corporation (banking and investment services), Charlotte, North Carolina.

Mr. Frank B. Holding, Jr.	2003

Age 47. President and Chief Executive Officer, First Citizens BancShares, Inc. (banking and investment services), Raleigh, North Carolina. Mr. Holding is also a director of First Citizens BancShares, Inc.

Ms. Minor M. Shaw	2004	Age 61. President, Micco Corporation (investments), Greenville, South Carolina. Ms. Shaw is also a trustee of Columbia Nations Funds, Boston, Massachusetts.
Ms. Muriel W. Sheubrooks	1993	Age 67. Retired Partner, Greater Carolinas Real Estate Services, Inc. (real estate services), Charlotte, North Carolina.

Class III Directors Continuing in Office Until 2010:
Mr. Jerry W. Amos	1978	Age 70. Retired attorney at law (legal services), Seabrook Island, South Carolina. Prior to January 2005, Mr. Amos was a partner in the law firm of Nelson Mullins Riley & Scarborough LLP
Ms. Vicki McElreath	2006

Age 59. Retired Audit Partner, PricewaterhouseCoopers LLP (accounting and auditing services), Savannah, Georgia. A partner since 1990, Ms. McElreath served as Managing Partner for the Carolinas from 1998 until her retirement in June 2006. Ms. McElreath is also a director of RBC Centura Banks, Inc.

Mr. Thomas E. Skains	2002

Age 52. Chairman of the Board, President and Chief Executive Officer of the Company, Charlotte, North Carolina. Mr. Skains became Chairman of the Board in December 2003. Mr. Skains has been President since February 2002 and Chief Executive Officer since February 2003.

Dr. Frankie T. Jones, Sr.	2007	Age 61. President and Chief Operating Officer, B&C Associates, Inc., (management consulting, marketing research and public relations), High Point, North Carolina.

Independence of Board Members and Related Party Transactions

  Independence

        The Board determines independence of each director annually at the time that nominees for director are approved for inclusion in the Company's annual proxy statement, or at such time as a director joins the Board if other than at an annual meeting. A determination of independence is based on satisfaction of the independence criteria of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, as well as an affirmative determination that the director has no material relationships with the Company. In this regard, the Board has adopted Categorical Standards of Director Independence, which are set forth in the Corporate Governance Guidelines in the "About Us-Corporate Governance" section of the Company's website at www.piedmontng.com and attached to this Proxy Statement as Appendix B. In determining independence, the Board considered the transactions described under "Related Party Transactions" below.

        After consideration of all relevant facts and circumstances, the Board determined that all non-management directors other than Jerry W. Amos (see below under "Related Party Transactions") met the Categorical Standards of Director Independence set by the Board. Based on this and the other criteria for independence described above, the Board concluded that the following majority of Board members, which includes all non-management directors other than Jerry W. Amos, are independent: E. James Burton, D. Hayes Clement (retired March 6, 2008), Malcolm E.

Everett III, John W. Harris, Aubrey B. Harwell, Jr., Frank B. Holding, Jr., Frankie T. Jones, Sr., Vicki McElreath, Minor M. Shaw, Muriel W. Sheubrooks and David E. Shi.

  Related Party Transactions

        The Company's policy for the review and approval of related party transactions is set forth in its Corporate Governance Guidelines. The Directors and Corporate Governance Committee must review and, if appropriate, approve all transactions, arrangements and relationships in which the Company is or will be a participant and in which any director, nominee for director, executive officer, person known by the Company to beneficially own more than 5% of the Company's Common Stock, or any immediate family member of the foregoing, has or will have a material interest. Related party transactions include those relationships described in the Categorical Standards of Director Independence as well as those described in Items 404(a) and 404(b) of Regulation S-K of the Securities and Exchange Commission, as in effect from time to time. Each director is required to bring to the attention of the Directors and Corporate Governance Committee any related party transactions involving the director promptly, and to the extent practicable prior to entering into the transaction, so that the Committee may recommend to the full Board whether the transaction at issue impairs the independence of the director. The Directors and Corporate Governance Committee is responsible for reviewing all related party transactions annually and as they are brought to the attention of the Committee.

        In determining independence, the Board of Directors considered transactions between the Company and organizations, both not-for-profit and for-profit, on whose boards the directors serve. It also considered the following transactions:

  •
  In fiscal 2006 and fiscal 2007 the Company leased its corporate office space at Piedmont Town Center One in Charlotte, North Carolina from Piedmont Town Center One, LLC, in which director John W. Harris indirectly owns an 18% interest. In October 2007, Piedmont Town Center One, LLC sold Piedmont Town Center One. The Board determined that neither the lease transaction nor the sale of the building impaired Mr. Harris' independence.

  •
  In December 2004, Jerry W. Amos retired as a partner in the law firm of Nelson Mullins Riley & Scarborough LLP, which prior to that date provided legal services to the Company. From January 3, 2005 through December 31, 2006, Mr. Amos provided legal and consulting services to the Company pursuant to an engagement letter. The Board determined that this transaction was contrary to one of the Company's Categorical Standards of Director Independence and thus impaired Mr. Amos' independence.

  •
  In September 2008, Malcolm E. Everett III was appointed Interim President of the United Way of Central Carolinas. In fiscal years 2006, 2007 and 2008, prior to Mr. Everett's appointment, the Company contributed $83,333, $93,000 and $91,000 respectively, to the United Way of Central Carolinas. The Board determined that these charitable contributions did not impair Mr. Everett's independence.

Chairman of the Board

        On March 6, 2008, the Board re-elected Thomas E. Skains as Chairman of the Board. The Chairman of the Board presides at all meetings of the Board and exercises and performs such other powers and duties as may be periodically assigned to him by the Board or prescribed by the Company's By-Laws.

Independent Lead Director

        On March 6, 2008, the Board re-elected Malcolm E. Everett III as the lead non-management director (the "Independent Lead Director"). The Independent Lead Director has the right to convene the Board at any time and chairs Board meetings during any meetings or portions of meetings where the Chairman is absent, including all executive sessions of non-management directors. The Independent Lead Director also consults with the Chief Executive Officer on business issues and governance issues, and maintains close contact with the chairpersons of each standing Board committee, particularly the chairperson of the Directors and Corporate Governance Committee, on Board governance issues. Additionally, the Independent Lead Director communicates with the Chief Executive Officer on behalf of the Board of Directors following each regularly scheduled meeting.

Committees of the Board

        The Board of Directors has the five standing committees described below. Each committee has a written charter adopted by the Board that can be found as part of the Corporate Governance Guidelines in the "About Us-Corporate Governance" section of the Company's website at www.piedmontng.com and is available in print to any shareholder who requests it. As discussed above under "Independence of Board Members and Related Party Transactions," the Board has determined that each member of the Audit Committee, Compensation Committee and Directors and Corporate Governance Committee is independent.

Committee	Members	Committee Responsibilities
Audit Met 7 times in fiscal year 2008	Vicki McElreath (Chair)
E. James Burton
Frank B. Holding, Jr.
Muriel W. Sheubrooks

The Board has determined that each member of the Audit Committee is financially literate as defined by the listing standards of the New York Stock Exchange. In addition, the Board has determined that Dr. Burton and Ms. McElreath each qualifies as an "audit committee financial expert" as defined by regulations adopted by the Securities and Exchange Commission.	The Audit Committee:
• Serves as an independent and objective body to monitor, assess and assist Board oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's internal audit function and the independent registered public accounting firm
• Oversees the audit and other services of the Company's independent registered public accounting firm and is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm
• Provides an open avenue of communication among the Company's independent registered public accounting firm, accountants, financial and senior management, the internal auditing department and the Board
Compensation Met 4 times in fiscal year 2008	John W. Harris (Chair) Malcolm E. Everett III Minor M. Shaw Aubrey B. Harwell, Jr. (appointed March 6, 2008)
The Compensation Committee:
• Oversees compensation policies and programs
• Approves the salaries and other compensation of elected officers, and reviews executive development and management succession plans

Committee	Members	Committee Responsibilities
Directors and Corporate Governance Met 4 times in fiscal year 2008	Aubrey B. Harwell, Jr. (Chair) Malcolm E. Everett III John W. Harris Frankie T. Jones, Sr. David E. Shi	The Directors and Corporate Governance Committee:
• Reviews and articulates the governance structure of the Board and the Company's position and practices on significant issues of corporate and public responsibility
• Determines the composition of Board committees
• Recommends to the Board nominees to fill vacancies on the Board as they occur
• Recommends candidates for election as directors at annual meetings of shareholders
• Oversees the Company's Enterprise Risk Management program
Finance Met 3 times in fiscal year 2008	Frank B. Holding, Jr. (Chair) Jerry W. Amos E. James Burton Aubrey B. Harwell, Jr. (until March 6, 2008) Minor M. Shaw	The Finance Committee: • Reviews the financial condition of the Company • Makes recommendations to the Board with respect to the Company's capital budget and financing needs
Benefits Met 5 times in fiscal year 2008	Muriel W. Sheubrooks (Chair) Jerry W. Amos Frankie T. Jones, Sr. Vicki McElreath David E. Shi	The Benefits Committee oversees the operation and administration of all broad-based employee health and welfare and retirement plans sponsored by the Company.

Compensation Committee Information

  Compensation Committee Interlocks and Insider Participation

        The following directors were members of the Company's Compensation Committee in fiscal year 2008: John W. Harris (Chair), D. Hayes Clement (retired at the 2008 Annual Meeting), Aubrey B. Harwell, Jr. (appointed March 6, 2008), Malcolm E. Everett III and Minor M. Shaw. None of these individuals has ever been an officer or employee of the Company. There were no interlocking compensation committee relationships with other companies within the meaning of the Securities and Exchange Commission's proxy rules.

  Process for Determining Compensation

        The primary function of the Compensation Committee is to provide overall guidance for the development of compensation programs for officers and key employees that

  •
  are fair, appropriate, competitive and consistent with current regulations;

  •
  will attract and retain persons of outstanding ability; and

  •
  will reward officers and key managers for superior corporate and individual performance.

        In addition to providing such overall guidance for the Company's compensation programs, the Compensation Committee annually reviews and approves the compensation of all officers of the Company who are appointed by the Board. The Compensation Committee also determines the terms and provisions of all awards under the Company's incentive and equity based plans. In fiscal

2008, the Compensation Committee's approval of goals, objectives and compensation levels were subject to approval by the Board of Directors, or, with respect to goals, objectives and compensation of the Chief Executive Officer and Senior Vice Presidents, were subject to approval by a majority of the independent directors of the Board.

        The Company's Chief Executive Officer ("CEO") assists the Compensation Committee by developing pay recommendations for the Company's officers, excluding his own. The CEO is assisted in the development of the pay recommendations by the Company's Human Resources department.

        The Compensation Committee has the sole authority to retain and terminate consulting firms to assist in the evaluation of CEO or senior executive compensation, and to approve the fees of such consultants. The Compensation Committee has retained Hay Group, Inc. ("Hay Group") as its independent compensation consultant for several years. In fiscal year 2008, Hay Group assisted the Compensation Committee on the following matters:

  •
  analysis of the competitive position of the Company's executive compensation program;

  •
  review of the pay recommendations made by the CEO for the Company's officers;

  •
  administration of the Company's Short-Term Incentive Plan, and its Mission, Values and Performance Plan;

  •
  administration of the Company's Long-Term Incentive Plan, including setting performance unit award levels for the three-year performance period that began on November 1, 2007;

  •
  review of market data and peer proxy data for comparable positions, and recommendation on setting compensation for the CEO and the other officers that appear in the Summary Compensation Table under "Executive Officer Compensation Disclosure Tables"; and

  •
  compliance with the disclosure rules for executive compensation.

Executive Sessions of Board of Directors Meetings

        Executive sessions of the Board that are attended by only non-management directors are held at each Board meeting, including each Board meeting during the 2008 fiscal year, and at such other times as may be requested by any director. An executive session of all independent directors is also held at least once per year.

Attendance at Annual Shareholders Meeting and Board and Committee Meetings

        All directors attended the 2008 annual meeting of shareholders. The Board has a policy that all directors should attend each shareholder and Board meeting and each meeting of each Board committee on which they serve unless there are extenuating circumstances preventing such attendance. During the 2008 fiscal year, the Board held five Board meetings. Each director attended at least 75% of the total number of Board meetings and meetings of committees on which such director served.

Director Compensation

        During fiscal 2008, directors were paid the following amounts:

  •
  Annual cash retainer of $28,000, paid in monthly installments

  •
  Board and Committee meeting fees of $1,500

  •
  Annual Committee Chair retainers—Audit ($8,000), Benefits ($2,500), Compensation ($5,000), Directors and Corporate Governance ($5,000), and Finance ($2,500)

  •
  Independent Lead Director retainer of $10,000

  •
  25% match for retainer and meeting fees if a director elects to invest all of his or her retainers and meeting fees in the Company's Dividend Reinvestment and Stock Purchase Plan

  •
  Annual grant of $30,000, required to be invested in Company Common Stock

        All amounts received by directors as fees, retainers and grants in fiscal 2008 are held in the form of Company Common Stock, since all directors elected to invest their retainers and meeting fees in the Company's Dividend Reinvestment and Stock Purchase Plan. The 25% match and grants are paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts.

        New directors are also entitled to a grant of $15,500, payable upon election of the director to the Board, and required to be invested in Company Common Stock. There were no new directors in fiscal 2008.

        The Company provides certain non-employee directors with retirement and change-in-control benefits pursuant to a Director Retirement Benefits Agreement, as amended. These retirement benefits apply to non-employee directors first elected to the Board on or before August 20, 2003, and will be payable to those directors upon retirement from the Board if at the time of retirement the director is age 72 (the Company's mandatory director retirement age) or has served on the Board at least 10 continuous years. The annual retirement benefit, paid in monthly installments, is equal to the annual cash retainer in effect at the time of the director's retirement and is paid for the life of the director. Should such a director die before receiving the benefit for 10 years, the retirement benefit would be paid to the director's designated beneficiary(s) for the remaining portion of the 10-year period. In the event of a Change in Control (as defined in this agreement), eligible directors are entitled to receive a lump sum cash amount equal to 150% of the net present value of the retirement benefits the director would have received had the director retired on the date immediately preceding the Change in Control, regardless of the number of years served. Five of the Company's directors are eligible for this retirement benefit. The Company also makes medical insurance available for directors first elected on or before August 20, 2003.

        The Company matches charitable giving by each director up to a maximum of $1,000 per year.

Director Compensation

        The following table shows compensation paid by the Company to non-management directors for the fiscal year ended October 31, 2008.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards	Change in Pension Value and Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Jerry W. Amos	$77,500	$0	$0	$9,813	$11,975	$99,288
E. James Burton	$82,000	$0	$0	$0	$13,400	$95,400
D. Hayes Clement(5)	$19,166	$0	$0	$24,619	$15,792	$59,577
Malcolm E. Everett III	$89,000	$0	$0	$786	$15,000	$104,786
John W. Harris	$84,000	$0	$0	$0	$13,500	$97,500
Aubrey B. Harwell, Jr.	$82,500	$0	$0	$8,804	$13,375	$104,679
Frank B. Holding, Jr.	$84,500	$0	$0	$0	$13,625	$98,125
Frankie T. Jones, Sr.	$80,500	$0	$0	$0	$13,125	$93,625
Vicki McElreath	$93,000	$0	$0	$0	$15,850	$108,850
Minor M. Shaw	$76,000	$0	$0	$0	$11,600	$87,600
Muriel W. Sheubrooks	$87,500	$0	$0	$0	$14,575	$102,075
David E. Shi	$77,500	$0	$0	$0	$12,875	$90,375

(1)
Mr. Thomas E. Skains, Chairman of the Board, President and Chief Executive Officer of the Company, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his service as director. The compensation received by Mr. Skains is shown in the "Summary Compensation Table."

(2)
This amount includes retainers and meeting fees. All directors elected to invest these amounts in Company Common Stock through the Company's Dividend Reinvestment and Stock Purchase Plan. As a result, the Company provided a 25% match of these amounts, paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts. The match is included in the "All Other Compensation" column. Also includes (except for Mr. Clement) $30,000 annual grant that was paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts.

(3)
These amounts represent the increase in the actuarial present value of the director's accumulated benefit under the Director Retirement Benefits Agreement. For fiscal 2008, the actuarial present value of the accumulated benefit decreased from fiscal 2007 for the following directors: Mr. Harris ($16,158) and Ms. Sheubrooks ($4,882).

(4)
This column includes the 25% match described in footnote 2 to this table that was paid to directors in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts, in the following amounts:

Mr. Amos	$11,875
Dr. Burton	$13,000
Mr. Clement	$4,792
Mr. Everett	$14,750
Mr. Harris	$13,500
Mr. Harwell	$13,125
Mr. Holding	$13,625
Dr. Jones	$12,625
Ms. McElreath	$15,750
Ms. Shaw	$11,500
Ms. Sheubrooks	$14,375
Dr. Shi	$11,875

  This column also includes a $10,000 charitable gift given by the Company on behalf of Mr. Clement's retirement, and charitable contributions by directors that were matched by the Company.

(5)
Mr. Clement retired from the Board of Directors on March 6, 2008. Accordingly, this table only shows amounts for Mr. Clement for the period November 1, 2007 through March 6, 2008.

Director Stock Ownership Guidelines

        The Board strongly advocates director stock ownership as a means to better align director interests with those of shareholders. The Board has adopted director stock ownership guidelines that require all directors to own Common Stock with a market value of at least five times their annual cash retainer within five years after their election as a director. All directors have exceeded this level.

Service on Other Boards of Directors of Publicly Held Companies

        The Company maintains a policy that non-management directors generally may not serve on more than three boards of directors of other publicly traded companies (in addition to that of the Company). If a director seeks to serve on more than three such boards, the director must obtain approval of the Directors and Corporate Governance Committee. Members of the Audit Committee generally must not serve on more than two publicly traded company audit committees simultaneously, including that of the Company. If a director seeks to serve on more than two publicly traded company audit committees, the director must obtain approval from the Directors and Corporate Governance Committee. If the Chief Executive Officer of the Company seeks to serve on the boards of more than two other publicly traded companies (in addition to the Board of the Company), the Chief Executive Officer must obtain approval from the Directors and Corporate Governance Committee. At its discretion, the Directors and Corporate Governance Committee may refer the request for approval of additional Board service to the full Board of Directors.

Resignation Policy

        The Board, in selecting its members, considers a number of factors, including the personal and professional background, experiences and geographic location of a prospective member at the time of his or her consideration for selection. The Board has adopted a policy that requires a director to offer his or her resignation in the event of any significant change in personal or professional circumstances that should reasonably cause a re-examination of the director's continued membership on the Board, including retirement or a change in principal job responsibilities, a permanent residence relocation to a community different than that at the time of election, or any situation that could bring negative attention to the Company. Should a director have any such significant change in personal or professional circumstances, the policy requires the director to offer a letter of resignation to the Chairman of the Board who will forward such letter for review and recommendation by the Directors and Corporate Governance Committee and final determination by the Board. A director who experiences a significant change in personal or professional circumstances will not necessarily be removed from the Board, but the Board will have an opportunity to re-examine the director's continued Board membership under the changed circumstances. Following a recommendation by the Directors and Corporate Governance Committee to the Board as to whether such letter of resignation should be accepted or rejected, the Board (excluding the subject director) will vote to either accept or reject the letter of resignation, with the status of the director being decided by majority vote.

Nomination of Directors

        The Directors and Corporate Governance Committee has a process of identifying and evaluating potential nominees for election as members of the Board. This Committee and the Board each has a policy that potential nominees shall be evaluated the same way, regardless of whether the nominee is recommended by a shareholder, a Board member, or Company management. This Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee, and evaluates the potential nominee as to the qualifications that the Committee and the Board have established. Specifically, the Committee assesses the Board's current strengths and needs by reviewing its profile, its director qualification standards and the Company's current and future needs. From this assessment, candidates are screened against the Board's director qualification standards described below and then, if appropriate, interviewed by the Chair of the Committee, the Independent Lead Director and the Chief Executive Officer. Based on input derived from candidate interviews and a reference check, the Committee determines whether the candidate should be recommended for Board membership and subsequent election to the Board. Factors considered in identifying candidates for Board membership include extensive experience in a senior executive role with a major business organization, preferably as either a Chief Executive Officer, President, or Chairman, and equivalent experience from other backgrounds such as academic, government, legal, accounting, audit or other recognized professions. Qualified candidates often will have had exposure to the numerous programs a corporation employs relative to creating shareholder value, while balancing the needs of all stakeholders. Candidates will normally be associated with organizations that do not have competitive lines of business or other conflicts of interest with the Company. Candidates for Board membership must possess the intelligence, integrity, strength of character and sense of timing required to provide the leadership and guidance to effectively govern and to recommend alternative solutions to challenges confronting the Company. The independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight will be considered. Candidates must have an awareness of both the business and social environment within which the Company operates. They must have the commitment, sense of urgency and spirit of cooperation that will enable them to work with other Board members in directing the future profitable growth of the Company in an ethically responsible fashion. The composition, skills and needs of the Board change over time, and other factors will be considered in establishing the desirable profile of candidates for any specific opening on the Board. In fiscal year 2008, the Company did not pay any compensation or other consideration to third parties in identifying or evaluating potential nominees for consideration for election as a member of the Board.

        The Committee will consider nominees recommended by shareholders upon submission in writing to the Corporate Secretary of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Pursuant to the Company's By-Laws, no director shall be elected at an annual meeting of shareholders unless such person shall have been nominated to serve as director at least 60 days prior to such meeting.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Sound corporate governance practices are an important part of the Company's foundation and tradition. The Company's Corporate Governance Guidelines address such matters as director and Board responsibilities and functions.

        The Company has also adopted a Code of Business Conduct and Ethics that applies to the Board of Directors, officers and all Company employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. In satisfaction of disclosure requirements of Item 5.05 of the Securities and Exchange Commission's Form 8-K, if the Company amends or grants a waiver, including an implicit waiver, from any provisions of the Code of Business Conduct and Ethics that apply to the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and that relate to any element of the code enumerated in Item 406(b) of Regulation S-K of the Securities and Exchange Commission, the Company will disclose the amendment or waiver on the "About Us-Corporate Governance" section of the Company's website at www.piedmontng.com within four business days after the amendment or waiver.

        The Corporate Governance Guidelines and Code of Business Conduct and Ethics can be found on the Company's website (www.piedmontng.com) under the "About Us-Corporate Governance" section. You may also obtain a written copy of these documents by contacting the Company's Corporate Secretary at Piedmont Natural Gas Company, Inc., 4720 Piedmont Row Drive, Charlotte, North Carolina 28210. Information contained on the Company's website is not part of or incorporated by reference into this Proxy Statement.

AUDIT COMMITTEE REPORT

        The Audit Committee operates pursuant to a written charter that is available as part of the Corporate Governance Guidelines on the "About Us-Corporate Governance" section of the Company's website at www.piedmontng.com.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others, and the systems of internal control over financial reporting that management has established. Deloitte & Touche LLP, the Audit Committee-appointed independent registered public accounting firm for the fiscal year ended October 31, 2008, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended October 31, 2008, and Deloitte & Touche LLP's evaluation of the Company's internal control over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed various matters with Deloitte & Touche LLP related to the Company's consolidated financial statements, including critical accounting policies and practices used.

        The Audit Committee has also reviewed written disclosures and a letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company and the Company's management. In addition, the Audit Committee has received written material addressing Deloitte & Touche LLP's internal quality control procedures and other matters, as required by the New York Stock Exchange Listing Standards. The Audit Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company's financial reporting and seeks to limit non-audit fee spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on the audit of the financial statements and internal controls.

        Based on these considerations, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2008 be included in the Company's 2008 Annual Report on Form 10-K. This report is provided by the following independent directors, who constitute the Committee.

Vicki McElreath, Chair
E. James Burton
Frank B. Holding, Jr.
Muriel W. Sheubrooks

December 17, 2008

 EXECUTIVE OFFICERS

        The executive officers of the Company and their business experience during the past five years are as follows:

        Thomas E. Skains—Age 52. Chairman of the Board, President and Chief Executive Officer. Mr. Skains became Chairman of the Board in December 2003 and has been President since February 2002 and Chief Executive Officer since February 2003.

        David J. Dzuricky—Age 57. Senior Vice President and Chief Financial Officer. Mr. Dzuricky was appointed to this position in 1995.

        Kevin M. O'Hara—Age 50. Senior Vice President—Corporate and Community Affairs. Mr. O'Hara was appointed to this position in April 2006. Prior to his appointment, Mr. O'Hara was Vice President—Business Development and Ventures since February 2003.

        Franklin H. Yoho—Age 49. Senior Vice President—Commercial Operations. Mr. Yoho was appointed to this position in March 2002.

        Michael H. Yount—Age 53. Senior Vice President—Utility Operations. Mr. Yount was appointed to this position in April 2006. Prior to his appointment, Mr. Yount was a Vice President and Consultant for Senn-Delaney Leadership Consulting Group.

        Jane R. Lewis-Raymond—Age 42. Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary. Ms. Lewis-Raymond was appointed to this position in April 2006. Prior to her appointment, Ms. Lewis-Raymond was Vice President—Regulatory Affairs for the American Gas Association, Washington, D.C. since February 2005. Prior to that, she served as Managing Director and Senior Counsel, Regulatory Affairs at the American Gas Association.

        A. Leslie Ennis—Age 52. Vice President—Information Services. Ms. Ennis was appointed to this position in 2004. Prior to her appointment, Ms. Ennis was Director—Business Information Solutions.

        June B. Moore—Age 55. Vice President—Customer Service. Ms. Moore was appointed to this position in August 2004. Prior to her appointment, Ms. Moore was Vice President—Information Services.

        Robert O. Pritchard—Age 56. Vice President—Treasurer and Chief Risk Officer. Mr. Pritchard was appointed to this position in July 2006. Prior to his appointment, Mr. Pritchard served as Treasurer since February 2003.

        Jose M. Simon—Age 56. Vice President and Controller. Mr. Simon was appointed to this position in July 2006. Prior to his appointment, Mr. Simon was Director of Public Affairs for Virginia Natural Gas, Norfolk, Virginia, since July 2003. Mr. Simon served as Regional Manager, Northern Region, Virginia Natural Gas, Newport News, Virginia from October 2002 to June 2003. Mr. Simon served as Controller for Virginia Natural Gas, a subsidiary of Consolidated Natural Gas, from 1992 to 1996.

        Ranelle Q. Warfield—Age 52. Vice President—Sales and Marketing. Ms. Warfield was appointed to this position in August 2004. Prior to her appointment, Ms. Warfield was Vice President—Sales.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth each person or entity known by management to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of December 18, 2008.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class(2)
Cincinnati Financial Corporation 6200 South Gilmore Road Fairfield, Ohio 45014	5,748,500(1)	7.8%

(1)
Ownership as of September 30, 2008, based on Forms 13F-HR filed November 6, 2008 by Cincinnati Financial Corporation and its subsidiaries The Cincinnati Insurance Company, The Cincinnati Life Insurance Company, and CinFin Capital Management Company, which indicated ownership of 2,628,400 shares, 2,986,000 shares, 20,400 shares and 113,700 shares, respectively

(2)
Based on 73,224,323 shares outstanding

        The following table sets forth the number of shares of Common Stock that were beneficially owned as of December 18, 2008 by each director, each executive officer listed in the "Summary Compensation Table," and by all directors and executive officers as a group. These amounts include amounts held under the Company's employee benefit plans.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Jerry W. Amos	164,021	(2)		(13)
E. James Burton	8,477	(3)		(13)
Malcolm E. Everett III	24,336	(4)		(13)
John W. Harris	62,926			(13)
Aubrey B. Harwell, Jr.	52,704	(5)		(13)
Frank B. Holding, Jr.	31,406			(13)
Frankie T. Jones, Sr.	4,992			(13)
Vicki McElreath	12,068	(3)		(13)
Minor M. Shaw	18,572	(6)		(13)
Muriel W. Sheubrooks	47,374	(7)		(13)
David E. Shi	16,815	(8)		(13)
Thomas E. Skains	158,304	(9)		(13)
David J. Dzuricky	68,935	(10)		(13)
Kevin M. O'Hara	40,475	(11)		(13)
Franklin H. Yoho	30,696	(12)		(13)
Michael H. Yount	6,740			(13)
Directors and Executive Officers as a Group (22)	837,971	(5)(6)	1.1%

(1)
Unless otherwise indicated, each person listed has sole voting and investment power.

(2)
Includes 1,909 shares held by Mr. Amos' spouse over which she has sole voting and investment power, and 278 shares held by his grandson, for whom Mr. Amos is custodian of the shares.

(3)
Owner has shared voting and investment power for all shares.

(4)
Includes 400 shares held by Mr. Everett's spouse over which she has sole voting and investment power.

(5)
Includes 950 shares held by Mr. Harwell's spouse over which she has sole voting and investment power, and of which Mr. Harwell disclaims beneficial ownership. Also includes 750 shares held in an IRA and 13,241 shares held by a profit-sharing plan for which Mr. Harwell has shared voting and investment power.

(6)
Includes 2,000 shares held by Ms. Shaw's spouse over which he has sole voting and investment power, and of which Ms. Shaw disclaims beneficial ownership.

(7)
Includes 7,000 shares held by a trust of which Ms. Sheubrooks is trustee, 1,534 shares held in a SEP-IRA, and 1,499 shares held by Ms. Sheubrooks' spouse over which he has sole voting and investment power.

(8)
Includes 660 shares held in an IRA.

(9)
Includes 65,462 shares for which Mr. Skains has shared voting and investment power, 2,375 shares held in a 401(k) account, and 70,668 shares (65,000 shares at grant plus reinvested accrued dividends) under a restricted stock grant that has not yet vested.

(10)
Includes 22,530 shares held by Mr. Dzuricky's spouse over which she has sole voting and investment power, 7,409 shares for which Mr. Dzuricky has shared voting and investment power, 30,000 shares held in an IRA and 8,996 shares held in trust for his children of which Mr. Dzuricky is trustee.

(11)
Includes 11,408 shares for which Mr. O'Hara has shared voting and investment power, 36 shares held by his dependent child, and 1,630 shares held in a 401(k) account.

(12)
Includes 28,320 shares for which Mr. Yoho has shared voting and investment power, including 1,000 shares held in an IRA, and 1,190 shares held in a 401(k) account.

(13)
Each director and executive officer individually owned less than 1% of the outstanding Common Stock as of December 18, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Compensation Objectives and Philosophy

        The compensation programs for the Company's named executive officers (who are those individuals named in the "Summary Compensation Table" that follows this Compensation Discussion and Analysis) are designed to support the Company's objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. These programs are based on the following Board-approved executive compensation philosophy:

  •
  Pay base salary at the median of the competitive marketplace;

  •
  Provide short- and long-term incentive awards that are designed to motivate the named executive officers to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company; and

  •
  Pay total direct compensation (base salary and short-and long-term incentive awards) at or near the 75th percentile of the competitive marketplace for exceptional performance results.

        The amount of total compensation for the Company's named executive officers is intended to reflect each executive's experience and expertise, functional responsibilities and individual performance as well as the performance of the Company. Consistent with the Company's high performance culture, the executives' at-risk (performance based) compensation increases as their responsibility and ability to impact Company results increases. The long-term incentive compensation opportunities, as a percentage of base salary, are greater than the short-term incentive compensation opportunities, in order to encourage longer-term, strategic action by the executives.

        While base salary is designed to be on par with the median (50th percentile) of the Company's Market Benchmark (as defined below), the Company's compensation programs encourage superior short-and long-term results by offering performance-based incentives which, if earned at the stretch performance targets, are intended to place total direct compensation at the 75th percentile of total direct compensation for the Market Benchmark. A secondary objective of the compensation programs, achieved through equity grants and stock ownership guidelines, is to promote stock ownership by the named executive officers to further align their interests with those of the Company's shareholders.

  Compensation Consultant

        The Compensation Committee of the Company's Board of Directors administers all of the Company's executive compensation programs. The Compensation Committee engaged Hay Group as its independent compensation consultant for fiscal year 2008 for advice on all executive compensation matters. Each year, the Compensation Committee reviews the performance and level of service provided by Hay Group, as well as related fees. In fiscal year 2008, Hay Group also provided general compensation consulting services to the Company.

  Market Benchmarking

        The Compensation Committee uses a benchmark group of publicly traded companies engaged in the natural gas distribution business to ensure that the Company's compensation programs for its named executive officers offer competitive total compensation opportunities and reflect best practices in compensation plan design. This group of companies is the same group that formerly comprised the A.G. Edwards Large Natural Gas Distribution Index. The companies comprising the peer group (the "Peer Group") are:

  •
  AGL Resources, Inc.

  •
  Atmos Energy Corp.

  •
  New Jersey Resources Corp.

  •
  Nicor, Inc.

  •
  NiSource Inc.

  •
  Northwest Natural Gas Co.

  •
  Southwest Gas Corp.

  •
  Vectren Corp.

  •
  WGL Holdings, Inc.

        In addition, the Compensation Committee uses information provided by Hay Group on annual base salary levels and trends in the broader U.S. general industrial market. The U.S. industrial market data is compiled from Hay Group's Industrial Executive Compensation Report, an annual executive compensation survey with data on more than 100 executive level positions from almost 300 organizations. This U.S. industrial market data, together with Peer Group data, is referred to as the "Market Benchmark."

  Compensation Setting Process

        The Compensation Committee evaluates and sets compensation for the named executive officers annually, based on the Market Benchmark data described above. Under the executive compensation philosophy approved by the Compensation Committee, base salaries are targeted at the median (50th percentile) of the Market Benchmark. Incentive or "at-risk" compensation is intended to be the compensation component that will motivate the executive team to achieve superior results and, when accomplished, reward them accordingly. Total direct compensation levels (base salary plus short- and long-term incentive compensation) is established (with aggressively set targets) at or near the 75th percentile of the competitive marketplace when stretch performance targets are achieved. The Compensation Committee uses the Market Benchmark to establish the 50th and 75th percentiles.

        The Company's CEO develops pay recommendations for the named executive officers, excluding himself, based on:

  •
  The market data described above;

  •
  Each executive's individual performance, experience and expertise, and functional responsibilities; and

  •
  Company performance, both financial and non-financial.

        The CEO is assisted in the development of the pay recommendations by the Company's Human Resources department. The Compensation Committee reviews and approves these pay recommendations with the advice of Hay Group concerning the competitiveness of the compensation based on the Market Benchmark. The Compensation Committee also sets the base salary and incentive opportunities for the Company's CEO using the same informational analysis.

  Elements of Compensation

  Base Salary

        The Company provides its employees with base salaries to compensate them for services rendered during the year. The Company's compensation philosophy requires that the base salary levels for the named executive officers should reflect each executive's functional responsibilities, experience and expertise, and individual performance.

        To determine the appropriate base salary levels necessary to attract and retain top quality executives, the Compensation Committee reviews in December of each year the base salary information from the U.S. industrial marketplace, as described above, and proxy compensation data for companies in the Peer Group, which is presented and explained by Hay Group. The base salary information is used to create salary ranges and recommended base salaries targeted at the median (50th percentile) of the competitive marketplace based on this Market Benchmark data. The Compensation Committee then reviews named executive officer base salaries against this market information, based on the executive's functional responsibilities.

        Named executive officer base salary increases also reflect the performance, experience and expertise of the individual executive. Individual performance is based on demonstration of shared values and attainment of key performance objectives. Shared values (such as integrity, teamwork, compliance, cost consciousness, respect of others, and decision making) are a subjective measure of how each executive performs his or her work in accordance with the Company's core values. Key performance objectives are related to the Company's strategic goals. Key performance objectives for fiscal year 2008 that applied to all of the named executive officers were customer satisfaction and the executive's involvement within the community and in Company activities. Other key performance objectives were related to specific corporate initiatives in the executive's areas of responsibility, such as regulatory strategy, joint venture initiatives, a financial process improvement initiative, workforce management initiatives, new infrastructure development, and enhancement of the Company's risk management program. Individual performance in the shared values and performance objectives components (each weighted 50%) determined the executive's score on his or her annual performance plan. This score was then compared to the average annual performance plan score for all employees, and the target base salary merit increase percentage (3.75% for 2008 compensation) was adjusted to reflect the executive's score relative to the Company average. This amount was further adjusted by an amount, if any, determined by the Compensation Committee that targeted a resulting salary level in the range of the median (50th percentile) of the competitive marketplace based on the Market Benchmark, taking into account that executive's experience and expertise as well as the operating performance and financial condition of the Company.

        Base salary increases for fiscal year 2008 performance occurred in the first quarter of fiscal year 2009.

  Annual Incentives

        The Company's annual Mission, Values, Performance ("MVP") cash incentive plan is a Company-wide plan covering all full-time employees. Tennessee employees covered under a bargaining unit agreement were not included in the MVP plan in fiscal year 2008 but are included in fiscal year 2009. For fiscal year 2008, as in all years since the MVP plan was first implemented, the named executive officers had a target MVP incentive opportunity equal to 6% of base salary.

        The MVP plan is designed to establish financial, operational, customer satisfaction, and community impact goals. The "Company MVP plan" is the basis for 90% of the MVP plan awards, and the employee's demonstration of the Company's shared values (as described above), relative to the average shared values score for all employees, is the basis for the remaining 10%. The Company MVP plan consists of Company basic earnings per share ("EPS"; as used in this Proxy Statement, EPS refers to basic, or undiluted, EPS) performance (40%) and specified non-financial performance measures (60%). These non-financial performance measures, which are the same for each employee, are identified by management and the Compensation Committee as important to the Company's business mission and values. For fiscal year 2008 these measures were customer satisfaction, employee safety, and community reputation. Each Company MVP plan measure has a target and stretch level, and EPS and employee safety also have a threshold level.

        The MVP plan is initially funded based on the target level of EPS performance in order to ensure that the plan is funded through profit levels consistent with the Company's earnings objectives for shareholders. This incentive pool, from which MVP plan payouts are made, is adjusted at the end of the fiscal year, based on actual EPS performance. If EPS performance is less than 95% of target, there would be no cash distribution of the MVP awards. If EPS performance is at 95% of target, there would be a 50% funding of the MVP incentive pool. If EPS is at 100% of target, there would be a 100% funding of the incentive pool. If EPS is at 105% or greater than target, there would be a 150% funding of the incentive pool. Funding of the incentive pool for EPS performance levels between 95% and 105% of target is determined by linear interpolation. In addition, if the Company MVP plan score is less than target, the incentive pool is reduced proportionately.

        The EPS target under the MVP plan is approved by the Compensation Committee and the Board of Directors. The EPS target for fiscal year 2008 was $1.50. The Company's EPS performance was $1.50 for fiscal year 2008, but the Company MVP plan score was less than target on the non-financial measures, resulting in an MVP plan incentive pool funded at 81% of target.

        The Company's annual Short-Term Incentive Plan ("STIP") is a cash incentive opportunity provided under the shareholder-approved Incentive Compensation Plan to the named executive officers and other key employees. The STIP is designed to reward short-term (12 months or less) financial performance. The Compensation Committee reviews and approves STIP incentive opportunities for the named executive officers each year, taking into account individual executives' responsibilities, competitive pay practices and overall Company financial performance. STIP incentive compensation opportunities are expressed as a percentage of base salary. Target opportunities under the STIP for the 2008 fiscal year for the named executive officers are summarized in the following table.

Named Executive Officer Fiscal Year 2008 STIP Target Opportunities

Position (Executive)	Target Opportunity as Percent of Base Salary
Chief Executive Officer (Mr. Skains)	60%
Senior Vice President and Chief Financial Officer (Mr. Dzuricky)	50%
Senior Vice President—Commercial Operations (Mr. Yoho)	50%
Senior Vice President—Utility Operations (Mr. Yount)	40%
Senior Vice President—Corporate and Community Affairs (Mr. O'Hara)	40%

        These percentages, combined with the 6% MVP plan opportunity, align with median market practices for annual compensation based on the Market Benchmark.

        STIP awards are made based on the achievement of a predetermined annual Company EPS target to ensure the STIP is funded with profit levels consistent with the Company's earnings objectives for shareholders. If EPS performance is less than 95% of target, there would be no cash distribution. If EPS performance is at 95% of target, there would be a 50% distribution. If EPS is at 100% of target, there would be a 100% distribution. If EPS is at 105% or greater than target, there would be a 150% distribution. STIP awards for EPS performance levels between 95% and 105% of target are determined by linear interpolation.

        The EPS target under the STIP is approved by the Compensation Committee and the Board of Directors. The EPS target for fiscal year 2008 was $1.50. For fiscal year 2008, EPS performance was $1.50. This performance resulted in incentive payouts equal to 100% of target levels.

  Long-Term Incentives

        To support the Company's pursuit of long-term creation of shareholder value, as well as the motivation and retention of a high-quality executive team, the Company makes Long-Term Incentive Plan ("LTIP") awards under the shareholder-approved Incentive Compensation Plan to named executive officers and other key employees. Combined with the STIP and MVP incentive opportunities, the Company's LTIP emphasizes "pay at risk" for the Company's named executive officers in a manner consistent with the Company's high performance culture.

        The LTIP is designed to reward long-term Company performance against objective financial goals as well as relative total shareholder return performance (stock price appreciation plus dividend payments) against the Company's Peer Group. Under the LTIP, the Compensation Committee awards units to the named executive officers under a formula that considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. The formula includes a discount for risk of forfeiture over the performance period. Grant sizes are also reviewed in light of the Market Benchmark data for each executive's position to ensure that grant sizes are competitive. Each unit awarded is equivalent in value to one share of the Company's Common Stock. Target opportunities for fiscal year 2008 LTIP grants for the named executive officers are summarized in the following table.

Named Executive Officer Fiscal Year 2008 LTIP Grant Target Opportunities

Position (Executive)	Target Opportunity as Percent of Base Salary
Chief Executive Officer (Mr. Skains)	100%
Senior Vice President and Chief Financial Officer (Mr. Dzuricky)	60%
Senior Vice President—Commercial Operations (Mr. Yoho)	60%
Senior Vice President—Utility Operations (Mr. Yount)	60%
Senior Vice President—Corporate and Community Affairs (Mr. O'Hara)	60%

        LTIP awards are paid out based on the levels of financial and Peer Group performance achieved by the Company during each LTIP performance period, typically three years. Two measures are used to determine performance, both of which are predicated on creating long-term value for the Company's shareholders. One is absolute financial performance by the Company and the other is relative performance against peers:

  •
  A stated compounded annual increase in Company EPS, which determines 50% of the LTIP award payout; and

  •
  The Company's percentile ranking for total shareholder return (including both stock price and dividend payment) performance in comparison to the Peer Group, which determines the remaining 50% of the payout.

        The measures recognize two very important factors for investors—long-term earnings per share growth and total shareholder return performance against other companies in the natural gas utility sector. This design is consistent with the Company's philosophy of providing named executive officers the opportunity to earn above-median compensation through incentive compensation that is delivered for creating significant shareholder value by recognizing stock price and dividend payment performance against comparable regulated natural gas utilities' performance.

        For the EPS portion, threshold, target and stretch levels are established. An EPS performance of 80% of target (threshold) results in an 80% payout of the portion of the payout based on EPS; an EPS performance of 100% of target (target) results in a 100% payout of this portion; and an EPS performance of 120% of target (stretch) results in a maximum 120% payout of this portion. LTIP payouts for EPS performance between these levels is determined by linear interpolation. EPS performance below 80% of target results in no payout of this portion of the LTIP award.

        The following table summarizes the pay-for-performance relationship for the total shareholder return portion of the LTIP.

Total Shareholder Return Performance Measurement for LTIP

Company Performance Ranking in Comparison to Peer Group Performance	Payout Percentage for Portion of LTIP Award Based on Total Shareholder Return Performance
At or above 90th percentile	120%
75th to 89th percentile	110%
50th to 74th percentile	100%
40th to 49th percentile	90%
25th to 39th percentile	80%
Below 25th percentile	No payout

        At October 31, 2008, the named executive officers had the 2008 LTIP (Award #9), the 2009 LTIP (Award #10) and the 2010 LTIP (Award #11) outstanding, which cover the three-year performance periods ending October 31, 2008, October 31, 2009, and October 31, 2010, respectively. The 2008 LTIP (for the performance period ended October 31, 2008) generated a total incentive payout equal to 102.5% of the named executive officers' target opportunity. This payout level was the result of an 85% payout on the EPS portion due to the Company's three year compounded annual EPS growth being 4.25%, compared to a 5% target performance level, and a 120% payout for the total shareholder return portion due to the Company's 96th percentile ranking against the Peer Group.

        The following table summarizes actual results against performance measures for the 2008 LTIP, and performance measures for the 2009 LTIP and 2010 LTIP. The threshold, target and stretch EPS dollar amounts for the 2009 LTIP Award are lower because they are based on increases in EPS from $1.28, which was the Company's fiscal 2006 EPS. In that fiscal year, the Company incurred substantial one-time restructuring expenses for an internal reorganization.

		Compounded Annual EPS Increase				Target Total Shareholder Return Ranking
	Performance Period— 3-year period ending				Actual Compounded Annual EPS Increase				Actual Total Shareholder Return Ranking
Award		Threshold	Target	Stretch		Threshold	Target	Stretch
2008	October 31, 2008	4% ($1.49)	5% ($1.53)	6% ($1.57)	4.25% ($1.50)	25th percentile	50th to 74th percentile	90th percentile	96th percentile
2009	October 31, 2009	3.2% ($1.41)	4% ($1.44)	4.8% ($1.47)	Performance period not yet completed	25th percentile	50th to 74th percentile	90th percentile	Performance period not yet completed
2010	October 31, 2010	3.2% ($1.55)	4% ($1.59)	4.8% ($1.62)	Performance period not yet completed	25th percentile	50th to 74th percentile	90th percentile	Performance period not yet completed

        The Compensation Committee annually reviews the EPS growth target for new LTIP awards. The EPS target for the 2009 and 2010 LTIP Awards was set at 4%, based on the EPS growth expectations for the natural gas distribution industry that were predicated on overall economic conditions and the competitive market environment. The Company and its Board of Directors believe this EPS growth rate, combined with the Company's share appreciation and dividend yield, continues to offer its shareholders a market competitive return on their investment.

        All outstanding LTIP incentive opportunities, as well as proposed new grants, are reviewed each year by the Compensation Committee to ensure the targeted Company performance levels and total compensation mix for named executive officers are consistent with the Company's executive compensation philosophy. These annual reviews also provide an opportunity for the Compensation Committee to assess wealth accumulation for the named executive officers. The Company does not have any program, plan or practice to time "off-cycle" awards in coordination with the release of material non-public information.

  Restricted Stock

        Effective September 1, 2006, the Board of Directors approved a time-vested restricted stock grant of 65,000 shares of the Company's Common Stock to Mr. Skains. This restricted stock was granted under the shareholder-approved Incentive Compensation Plan. The grant was intended to support the Company's executive retention strategy as it applies to Mr. Skains' CEO role and to further align Mr. Skains' interests with those of the Company's shareholders. At the time of grant, the targeted after-tax value of the stock equaled two times Mr. Skains' base salary at the time of $610,000.

        The grant vests over five years, with the first 20% vesting in 2009, another 30% vesting in 2010, and the remaining 50% vesting in 2011, provided that at the time of each vesting Mr. Skains is an employee of the Company. The Committee believes that this vesting schedule is consistent with the grant's purpose of supporting the Company's executive retention strategy, as well as aligned with the Company's focus on long-term shareholder value creation.

        During the vesting period, any dividends paid on unvested shares are accrued and converted into additional shares (at the Company's closing stock price on the date of dividend payment), and these additional shares will vest according to the vesting schedule described above. No other restricted shares have been granted to Mr. Skains or any other named executive officer.

  Stock Options

        The Company does not currently grant stock options, nor has it ever in its history.

  Retirement Benefits

        The Company provides all employees the opportunity to participate in a 401(k) plan. In order to encourage employees to save for their retirement, the 401(k) plan contains an automatic enrollment feature, and effective January 1, 2008 the Company matches employee contributions at 100%, up to 5% of the employee's pay. Participation by the named executive officers in the 401(k) plan is on the same terms as other eligible employees.

        The Company maintains a defined benefit plan (the "Retirement Plan") which covers all full-time employees hired before January 1, 2008, upon attainment of age 21 and completion of one year of service, or attainment of age 30. Consistent with the Company's continued focus on cost containment, as well as an external market competitive analysis of retirement plans conducted by the Company's retirement benefits consultant, Mercer Human Resource Consulting, the Retirement Plan formula was amended effective January 1, 2008, to provide participants with a more level accrual of benefits over their career. Employees will continue to accrue benefit service for up to 35 years. The rate used for pre-2008 service is greater during the first 20 years of service than it is for the next 15. For service after December 31, 2007, a consistent rate will be used for each year of service up to 35. This change in formula affects named executive officers in the same manner in which it affects other eligible employees. In addition, the Company adopted a defined contribution plan that applies to employees hired on or after January 1, 2008, instead of the Retirement Plan. Since all the named executive officers were hired before 2008, the defined contribution plan does not apply to them.

        The 401(k) and retirement plans described above apply to Tennessee employees covered under a collective bargaining agreement effective January 1, 2009.

        During 2008, the Compensation Committee completed the second step in the redesign of the Company's retirement plans by (i) adopting the Defined Contribution Restoration Plan (the "DC Restoration Plan") in place of the Supplemental Executive Benefit Plan (the "SEBP"), which it terminated, and (ii) adopting a Voluntary Deferral Plan.

        The SEBP provided supplemental retirement benefits to participating executives, including named executive officers, whose benefits under the Retirement Plan were adversely affected by the Internal Revenue Code limitations that apply to the Retirement Plan. The SEBP was intended to bring the targeted replacement income for the covered officers to the same percentage non-affected employees would receive under the Retirement Plan. The SEBP was funded through life insurance contracts owned exclusively by the covered officers. The premiums were paid by the Company. The Compensation Committee determined that the SEBP should be terminated effective October 31, 2008 and replaced with the DC Restoration Plan to better coordinate with the redesigned Retirement Plan. The Company has established executive life insurance policies in order to maintain the same level of life insurance benefit coverage provide under the SEBP ($1,750,000 for Mr. Skains and $1,250,000 for the other named executive officers).

        The DC Restoration Plan became effective as of January 1, 2009. All officers of the Company (including the Company's named executive officers) will be eligible to participate in the DC Restoration Plan. The Company will credit each participant's DC Restoration Plan account with an amount equal to 13% of the participant's total compensation (base salary and annual cash incentive compensation) that exceeds the Internal Revenue Code compensation limitation that applies to the Company's tax-qualified retirement plans. (The limitation is $245,000 for 2009 and is adjusted periodically by the Internal Revenue Service.) A participant's DC Restoration Plan account will be deemed to be invested in accordance with the participant's election in investment options that are similar to the options available under the Company's tax-qualified 401(k) plan. A participating named executive officer's DC Restoration Plan account will become vested after the participant completes five years of service, with prior years' service credited towards this vesting requirement. The vested amount credited to a participant's DC Restoration Plan account will be distributed to the participant upon separation from service.

        The Voluntary Deferral Plan will allow the named executive officers and other key employees to save additional amounts for retirement by electing to defer a portion of their base salary and annual cash incentive compensation on a tax-deferred basis. No Company contributions will be made to the Voluntary Deferral Plan. The Voluntary Deferral Plan became effective as of January 1, 2009 for deferrals of base salary and November 1, 2008 for deferrals of annual incentive compensation. All amounts deferred by a participant under the Voluntary Deferral Plan will be credited to an account maintained in the participant's name. A participant's Voluntary Deferral Plan account will be deemed to be invested in accordance with the participant's election in investment options that are similar to the options available under the Company's tax-qualified 401(k) plan. All amounts deferred by participants under the Voluntary Deferral Plan are fully vested. A participant's Voluntary Deferral Plan account will be distributed to the participant upon separation from service or a date specified by the participant at the time the participant makes his or her deferral election.

  Other Compensation

        As part of a comprehensive executive pay program, the Company provided the named executive officers the following perquisites in fiscal year 2008:

  •
  Fixed car allowance

  •
  Executive physical exam (annual capped allowance, which may be exceeded if additional diagnostic procedures are recommended by the physician)

  •
  Reimbursement of tax preparation expenses (annual capped allowance)

  •
  Reimbursement of club membership fees and dues (annual capped allowance determined by executive's functional responsibilities)

  •
  Home security system (Mr. Skains only)

  •
  Limited spousal travel and entertainment associated with Company functions

        Management and the Compensation Committee believe that these perquisites support and facilitate position responsibilities, while providing a more tangible benefit than an equivalent amount of cash compensation. These perquisites are considered in the Compensation Committee's review of total compensation for the named executive officers. However, because these perquisites represent a relatively small portion of the named executive officers' total compensation, they do not materially influence the Compensation Committee's decisions regarding total compensation.

  Executive Stock Ownership Guidelines

        At the recommendation of the Compensation Committee, the Company's Board has established stock ownership guidelines for all employees who participate in the LTIP, including the named executive officers. Each executive has a period of five years to achieve the applicable targeted ownership level of Company Common Stock. The Committee strongly advocates stock ownership as a means by which to better align management interests with those of shareholders. The named executive officers are deemed to be in compliance with the guidelines if they retain all Company stock awarded to them through equity awards until their applicable base salary multiple is achieved. Up to 25% of STIP awards must be used to purchase Company stock if the executive does not meet the ownership guidelines because of his sale or disposition of Company stock.

        The ownership guideline for Mr. Skains requires that he own Company shares having a market value equal to five times his base salary. Share ownership guidelines for the other named executive officers require each of them to reach a share ownership position with a market value equal to three times his base salary within five years after appointment to his current position.

        Based on Market Benchmark data reviewed regularly by the Compensation Committee, these stock ownership targets are consistent with market practices.

  Employment Agreements

        The Company has entered into an Employment Agreement with each named executive officer. In approving the Employment Agreements, the Compensation Committee determined that the continued retention of the services of the named executive officers on a long-term basis is in the best interest of the Company in that it promotes the stability of senior management and enables the Company to retain the services of well-qualified officers with extensive contacts in the natural gas distribution industry. Each of these Employment Agreements is substantially similar, and the material terms of the agreements are described below under "Post-Employment Benefits."

  Severance and Change-in-Control Agreements

        The Company believes that the occurrence of a change-in-control can create insecurity among senior executives regarding continued employment. In view of this, the Company has entered into a Severance Agreement with each named executive officer. The primary objective of the Severance Agreements is to protect the Company's interests by eliminating the distraction created by the lack of severance upon termination. This belief is evidenced by the Company's use of a "double trigger" arrangement, which requires a change-in-control event (as defined in the agreements) to be followed by the executive's involuntary or constructive termination in order for cash severance benefits to be paid. The Severance Agreements reflect the results of a competitive design and costing analysis of the Peer Group conducted for the Compensation Committee by Hay Group.

        The Company does not pay any tax gross-ups on benefits paid under the Severance Agreements. Under the Severance Agreements, in the event that any payment or benefit received or to be received by the officer constitutes a non-deductible "parachute payment" (in whole or part) under section 280G of the Internal Revenue Code, then the executive is responsible for the payment of the related excise taxes under Section 4999 of the Internal Revenue Code. If it is determined that reducing the payments below the level at which they become "excess" parachute payments results in a greater after-tax benefit to the executive, these payments will be reduced to the extent necessary to exclude such payments from Section 4999 taxation. The Company believes that this "greater of" approach delivers a greater portion of the intended severance benefit to the executive without incurring the additional expense of a tax gross-up.

        The table entitled "Severance Benefits (Termination Due to a Change-in-Control)" and accompanying narrative and footnotes set forth change-in-control severance benefits under the Severance Agreements for each named executive officer, based on a hypothetical Company change-in-control and employment termination date of October 31, 2008.

  Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

        The Company considers the impact of this rule when developing and implementing short- and long-term incentive programs to meet the deductibility requirements by focusing on performance-based incentive compensation opportunities. The Company believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under the compensation program, including salaries and grants of deferred shares (restricted stock and restricted stock units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

Executive Officer Compensation Disclosure Tables

        The following tables disclose information related to the compensation paid to the Company's named executive officers. The first table, the Summary Compensation table, provides a summary of the total compensation earned by or expensed by the Company for the 2008 fiscal year for the Company's Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2008. The tables following the Summary Compensation table provide additional information about the elements of compensation presented in the Summary Compensation table, and the pension and severance benefits of the named executive officers. The tables include an introductory description and extensive explanatory footnotes to help you understand the information shown in the tables.

        This year, the Summary Compensation table includes information only for the 2007 and 2008 fiscal years. The Summary Compensation table in the proxy statement for the 2010 annual meeting of shareholders, and for each annual shareholders meeting thereafter, will include information for three fiscal years.

         Summary Compensation Table.    The following table shows the salary, annual STIP and MVP plan awards and all other compensation paid to the named executive officers for the fiscal year ended October 31, 2008. The table also shows the compensation expense the Company recognized for the equity awards granted to the named executive officers in and prior to the 2008 fiscal year and the Retirement Plan benefit accrued by those officers during the 2008 fiscal year, the values of which were not distributed to the named executive officers in fiscal year 2008.

Summary Compensation Table For Fiscal Year Ending October 31, 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas E. Skains
Chairman, President
and Chief Executive	2008	$690,385	$0	$1,926,038	$0	$454,561	$0	$127,098	$3,198,082
Officer	2007	$642,308	$0	$672,180	$0	$278,329	$17,105	$142,902	$1,752,824
David J. Dzuricky
Senior Vice President
and Chief Financial	2008	$370,192	$0	$516,921	$0	$206,071	$0	$108,887	$1,202,071
Officer	2007	$347,115	$0	$103,241	$0	$117,477	$30,391	$115,143	$713,367
Franklin H. Yoho
Senior Vice President
—Commercial	2008	$345,192	$0	$480,022	$0	$192,129	$0	$69,017	$1,086,360
Operations	2007	$322,115	$0	$97,686	$0	$109,027	$5,236	$73,113	$607,177
Michael H. Yount
Senior Vice President	2008	$297,115	$0	$391,045	$0	$134,881	$4,201	$77,380	$904,622
—Utility Operations	2007	$283,077	$0	$107,827	$0	$95,703	$24,346	$79,267	$590,220
Kevin M. O'Hara
Senior Vice President
—Corporate and	2008	$297,115	$0	$409,172	$0	$134,790	$0	$74,581	$915,658
Community Affairs	2007	$283,077	$0	$92,035	$0	$95,637	$3,951	$82,435	$557,135

(1)
Amounts earned under the Company's annual STIP and MVP plan, which in years prior to 2007 were reported in the "Bonus" column, are now reported in the "Non-Equity Incentive Plan Compensation" column. Any bonuses included in the "Bonus" column represent sign-on or discretionary bonuses.

(2)
The amounts in this column do not reflect the actual value of the awards paid or granted to the executives in the listed fiscal years. The amounts are the compensation costs of LTIP and restricted stock awards as defined by SFAS 123R and recognized by the Company for financial statement purposes for the fiscal years ended October 31, 2008 and October 31, 2007. The assumptions used in the calculation of these amounts are included in Note 8 to the Company's audited financial statements for the fiscal year ended October 31, 2008, included in the Company's annual report on Form 10-K filed with the SEC on December 29, 2008.

The 2007 stock award amount reflects compensation cost accruals for LTIP awards for the three-year LTIP performance periods ending in 2007, 2008 and 2009 and, for Mr. Skains, his restricted stock award. The accrual for the 2007 LTIP award includes a reversal of prior year compensation cost accruals to reflect an award payout at 40% of target. In addition, the 2007 stock award amount was based on a Company stock price of $24.60.

The 2008 stock award amount reflects compensation cost accruals for LTIP awards for the three-year LTIP performance periods ending in 2008, 2009 and 2010 and, for Mr. Skains, his restricted stock award. The accrual for the 2008 LTIP award includes an increase in prior year compensation cost accruals to reflect an award payout at 102.5% of target. In addition, the 2008 stock award amount was based on a Company stock price of $32.92.

(3)
The Company does not currently, nor has it ever in its history, granted stock options.

(4)
The amounts set forth in this column were earned during fiscal 2008 and paid in early fiscal 2009 under the Company's annual STIP and MVP plan.

(5)
These amounts represent the increase in the actuarial present value of the officer's accumulated benefit under the Company's Retirement Plan. For the 2008 fiscal year, the actuarial present value of the accumulated benefit decreased from the 2007 fiscal year for the following officers: Mr. Skains ($59,866), Mr. Dzuricky ($57,393), Mr. Yoho ($20,602), and Mr. O'Hara ($99,229).

(6)
The following table shows by category and amount all compensation included in the "All Other Compensation" column for fiscal 2008. Perquisites are comprised of spousal travel and entertainment associated with Company functions; home security system monitoring (Mr. Skains only); executive physicals; car allowance; tax preparation services; and club membership fees.

Compensation Item	Mr. Skains	Mr. Dzuricky	Mr. Yoho	Mr. Yount	Mr. O'Hara
Company matching contribution to 401(k) plan	$11,500	$10,923	$11,212	$8,029	$11,127
Insurance premium for SEBP	$45,968	$49,950	$23,148	$35,899	$21,970
Total perquisites (not exceeding $25,000 each)	$47,671	$24,404	$23,720	$16,483	$31,097
Tax gross-up for SEBP premium	$21,959	$23,610	$10,937	$16,969	$10,387

Totals	$127,098	$108,887	$69,017	$77,380	$74,581

         Grants of Plan-Based Awards.    The columns in the following table under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" show the threshold, target and maximum (stretch) incentive awards the named executive officers could have earned under the Company's annual STIP and MVP plan for the 2008 fiscal year, based upon the achievement of predetermined performance goals. The actual amounts earned under these plans for fiscal year 2008 are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation table above. The columns in the table under the heading "Estimated Future Payouts Under Equity Incentive Plan Awards" show the threshold, target and maximum performance units granted in fiscal 2008 (2010 LTIP) under the Company's ICP for the three year performance period that began on November 1, 2007.

											Grant Date Fair Value of Stock and Options Awards ($)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas E. Skains	12/13/07				34,042	42,553	51,064	N/A	N/A	N/A	$1,137,016
		$231,000	$462,000	$693,000
David J. Dzuricky	12/13/07				10,942	13,678	16,414	N/A	N/A	N/A	$365,476
		$105,000	$210,000	$315,000
Franklin H. Yoho	12/13/07				10,213	12,766	15,319	N/A	N/A	N/A	$341,108
		$98,000	$196,000	$294,000
Michael H. Yount	12/13/07				8,754	10,942	13,130	N/A	N/A	N/A	$292,370
		$69,000	$138,000	$207,000
Kevin M. O'Hara	12/13/07				8,754	10,942	13,130	N/A	N/A	N/A	$292,370
		$69,000	$138,000	$207,000

(1)
The formula to determine the number of units awarded to each participant considers position, base salary and stock price / performance share valuation at the time of award, and the number of months of participation. Each unit awarded is equivalent in value to one share of Common Stock. If performance measures are met, as determined and approved by the Board of Directors, payouts of the award, in the form of Common Stock and up to 50% cash applied to taxes, will occur at the end of the performance period.

(2)
This column represents the value of the performance share target incentive opportunity awarded on December 13, 2007 (2010 LTIP) at the closing price of the Company's Common Stock on the New York Stock Exchange on that date of $26.72. The actual number of performance units earned will be determined after the end of the three-year performance period ending on October 31, 2010.

         Outstanding Equity Awards at Fiscal Year-End.    The following table provides information about unvested restricted stock and unearned performance share awards held by the named executive officers on October 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Thomas E. Skains	N/A	N/A	N/A	N/A	N/A	70,668	$2,326,391	42,553 35,461 38,632	$ $ $	1,400,845 1,167,376 1,271,765
David J. Dzuricky	N/A	N/A	N/A	N/A	N/A	N/A	N/A	13,678 11,457 12,730	$ $ $	450,280 377,164 419,072
Franklin H. Yoho	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12,766 10,638 11,780	$ $ $	420,257 350,203 387,798
Michael H. Yount	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10,942 9,329 8,708	$ $ $	360,211 307,111 286,667
Kevin M. O'Hara	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10,942 9,329 9,792	$ $ $	360,211 307,111 322,353

(1)
The amount set forth in this column equals 65,000 shares of restricted stock granted to Mr. Skains on September 1, 2006 plus 5,668 shares from the reinvestment of dividends on those shares, multiplied by the closing price of the Company's Common Stock ($32.92) on October 31, 2008. These shares vest on the following schedule, subject to Mr. Skains' continued employment: 20% in 2009, 30% in 2010, and 50% in 2011. During the vesting period, any dividends paid on the restricted shares are accrued and converted into additional shares (at the Company's closing stock price on the date of dividend payment) and these additional shares will vest according to the aforementioned vesting schedule. The amount indicated is not necessarily indicative of the amount that may actually be realized by Mr. Skains. The table "Severance Benefits (Termination Due to a Change-in-Control)" and the footnotes and narrative accompanying the table describe Mr. Skains' right to receive payment in the event of a change-in-control.

(2)
The amounts in this column equal the target number of performance shares awarded under the 2004 Executive Long-Term Incentive Plan or the ICP for the following performance periods (in descending order) multiplied by the closing price of the Company's Common Stock ($32.92) on October 31, 2008: 2010 LTIP (November 1, 2007 to October 31, 2010), 2009 LTIP (November 1, 2006 to October 31, 2009), and 2008 LTIP (November 1, 2005 to October 31, 2008). The amounts indicated are not necessarily indicative of the amounts that may actually be realized by the individual executives. The actual number of shares earned under 2008 LTIP for the performance period November 1, 2005 to October 31, 2008 is shown in the "Option Exercises and Stock Vested" table.

  The 2004 Executive Long-Term Incentive Plan, as amended, and the ICP and its Interpretive Guidelines set forth the rights of participants, including the named executive officers, to receive an LTIP award upon various termination events. If a participant in the LTIP dies prior to the end of the applicable performance period, the participant's estate will receive the target number of performance shares. In the event a participant in the LTIP retires or becomes disabled prior to the end of the applicable performance period, the participant will receive an award based on the Company's performance for the full performance period, prorated to reflect the period of time during which the participant was an active participant during the performance period. In the event of a change-in-control, the target number of any performance shares outstanding upon a change-in-control will become vested and must be paid to the participant within 2 1/2 months after the change-in-control. If a participant's employment terminates prior to the end of the applicable performance period for any other reason, the participant will not receive any award.

  The tables, footnotes and narrative set forth in the section entitled "Post-Employment Benefits" describe the rights of named executive officers to receive LTIP awards pursuant to their Employment Agreements and Severance Agreements.

Option Exercises and Stock Vested.    The following table provides information about the number and value of performance shares earned in fiscal year 2008. These shares were awarded under the 2008 LTIP for the performance period November 1, 2005 to October 31, 2008.

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas E. Skains	N/A	N/A	39,598	$1,303,566
David J. Dzuricky	N/A	N/A	13,048	$429,540
Franklin H. Yoho	N/A	N/A	12,075	$397,509
Michael H. Yount	N/A	N/A	8,926	$293,844
Kevin M. O'Hara	N/A	N/A	10,037	$330,418

(1)
The Company does not currently grant stock options, nor has it ever in its history.

(2)
The value equals the number of performance shares earned under 2008 LTIP multiplied by the Company's closing stock price of $32.92 on October 31, 2008. The actual payment date for the shares was December 18, 2008, when the Company's closing stock price was $31.01.

         Pension Benefits.    The following table provides the actuarial present value of each named executive officer's accumulated benefit under the Company's Retirement Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Thomas E. Skains	Retirement Plan	13.5	$230,278	N/A
David J. Dzuricky	Retirement Plan	13.5	$316,614	N/A
Franklin H. Yoho	Retirement Plan	6.5	$79,843	N/A
Michael H. Yount	Retirement Plan	2.5	$40,900	N/A
Kevin M. O'Hara	Retirement Plan	20.5	$280,709	N/A

(1)
The Company's Retirement Plan covers all full-time employees hired before January 1, 2008, upon attainment of age 21 and completion of one year of service, or attainment of age 30. The full cost of the Retirement Plan is paid by the Company. Benefits under the Retirement Plan are determined by a step-rate formula which utilizes the participant's covered compensation, final average earnings and credited years of service. Benefits under the Retirement Plan become fully vested prior to normal retirement age upon the completion of five years of service with the Company. Mr. Yount joined the Company on April 17, 2006 and is not yet vested in the Retirement Plan.

  The Retirement Plan benefit amounts represent the actuarial present value of each executive's accumulated benefit using the same assumptions used by the Company for financial reporting purposes. Note 7 to the Company's audited financial statements for the fiscal year ended October 31, 2008 (included in the annual report on Form 10-K filed with the SEC on December 29, 2008) describes the valuation assumptions used to calculate the actuarial present value of the Retirement Plan benefits.

         Post-Employment Benefits.    The following tables show the benefits the named executive officers would have received (including the vesting of incentive awards that would have occurred) pursuant to each officer's Employment Agreement and Severance Agreement if they had terminated employment under certain circumstances on October 31, 2008.

        For each named executive officer, any severance benefits, other than in the event of a change-in-control, are governed by the officer's Employment Agreement. The term of employment under each Employment Agreement is for one year. The Employment Agreements are automatically extended for successive one-year periods during the term of the Employment Agreements. If written notice from the Company or the officer is delivered to the other party advising the other party that the Employment Agreement is not to be further extended, then the Employment Agreement will be terminated on the first anniversary of the date of notice (second anniversary for Mr. Skains and Mr. Dzuricky). No extension may allow an Employment Agreement to extend beyond the date on which the officer reaches 65 years of age. Under each Employment Agreement the officer is entitled to a base salary and to participation in any plan relating to incentive compensation, stock options, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Company has adopted, or may from time to time adopt, for the benefit of its executive officers and for employees generally. Each of these officers is also entitled to such customary fringe benefits as are consistent with the normal practices and established policies of the Company. Each Employment Agreement contains a covenant not to compete with the Company or its subsidiaries for the term of the Employment Agreement without prior written consent of the Company.

        Each Employment Agreement will be terminated upon the death or total permanent disability of the officer. Pursuant to the terms of each Employment Agreement, compensation will continue to be paid through the end of the month in which the officer dies. In the case of permanent disability, if the officer is absent from the full-time performance of his duties for six months, the Company may terminate the officer after 30 days notice. Upon permanent disability, the officer is entitled to all compensation through 90 days after the date of determination. If the officer is involuntarily terminated other than for cause, the Company will pay all compensation and benefits for 12 months after the effective date of termination or until the officer reaches age 65, whichever is earlier.

        The severance benefits shown in the table below for each named executive officer are based on a hypothetical termination date of October 31, 2008 for each of the termination events.

Severance Benefits (Termination Not Due to a Change-in-Control)

Termination Events and Related Benefits(1)	Mr. Skains	Mr. Dzuricky	Mr. Yoho	Mr. Yount	Mr. O'Hara
Disability
Base salary for 3 months	$175,000	$93,750	$87,500	$75,000	$75,000
MVP for fiscal year ended 10/31/08	$34,561	$18,571	$17,129	$14,881	$14,790

Total	$209,561	$112,321	$104,629	$89,881	$89,790

Involuntary without Cause
Base salary for 12 months	$700,000	$375,000	$350,000	$300,000	$300,000
MVP for fiscal year ended 10/31/08	$34,561	$18,571	$17,129	$14,881	$14,790
Target STIP for fiscal year ending 10/31/09	$420,000	$187,500	$175,000	$120,000	$120,000
Vesting of LTIP performance shares for performance period ending 10/31/09 (assuming target performance)	$1,167,376	$377,164	$350,203	$307,111	$307,111
Welfare benefits for 12 months	$13,608	$12,633	$12,543	$9,940	$12,365

Total	$2,335,545	$970,868	$904,875	$751,932	$754,266

Any Other Termination	$0	$0	$0	$0	$0

(1)
All amounts assume an October 31, 2008 termination event and are based on the Company's closing stock price of $32.92 on that date.

This table does not include amounts to which every participant in the LTIP, STIP and MVP plan, including the named executive officers, would be entitled upon various termination events. Pursuant to the ICP and its Interpretive Guidelines, if a participant in the STIP terminates employment prior to the end of the fiscal year due to death or disability, the participant will receive the target award prorated to reflect the period of time during which the participant was employed during the fiscal year. In the event a participant in the STIP retires prior to the end of the fiscal year, the participant will receive an award based on the Company's performance for the full fiscal year, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant's employment terminates prior to the end of the fiscal year for any reason other than death, disability, retirement or change-in-control, the participant will not receive any STIP award. If a participant in the MVP plan terminates employment prior to the end of the fiscal year due to death, the participant will receive an award based on target performance (for both the Company performance and the shared values portions of the MVP plan award), prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant in the MVP plan terminates employment prior to the end of the fiscal year due to disability, the participant will receive an award based on the Company's performance for the full fiscal year (for the Company performance portion of the MVP plan award) and target performance (for the shared values portion of the MVP plan award), in each case prorated to reflect the period of time during which the participant was employed during the fiscal year. Under the 2008 MVP plan, if a participant retires prior to the completion of fiscal 2008, then the participant will receive an award based on the Company's performance for the full fiscal year (for the Company performance portion of the MVP plan award) and target performance (for the shared values portion of the MVP plan award), in each case prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant's employment terminates prior to the payment date for MVP plan awards for any other reason, the participant will not receive any award. Footnote 2 to the "Outstanding Equity Awards at Fiscal Year End" table describes rights of each participant in the LTIP to receive a distribution of LTIP awards upon various termination events.

        For each named executive officer, severance benefits in the event of a change-in-control are governed by the officer's Severance Agreement, the 2004 Executive Long-Term Incentive Plan, as amended, and the ICP and its Interpretive Guidelines.

        Each named executive officer's Severance Agreement is substantially similar. The agreements automatically renew for successive one-year periods unless either party gives specified prior notice of termination, provided that if a change-in-control of the Company occurs prior to the termination of the agreement, the term expires at the end of the 36th month after the month in which the change-in-control occurs. Under each agreement, during any period following a change-in-control that the officer fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company will pay the officer's full salary and benefits at the rate in effect at the commencement of that period until the officer's employment is terminated by the Company for permanent disability. Disability is defined as absence from full-time performance of the executive's duties for a period of six consecutive months. If the officer's employment is terminated for any reason following a change-in-control, the Company will pay the officer's full salary and benefits through the date of termination at the rate in effect immediately prior to the date of termination and will pay the officer's normal post-termination compensation and benefits as such payments become due, including a lump sum payment of vested, accrued and unpaid vacation pay.

        In addition, the Severance Agreements provide that if an officer is terminated following a change-in-control, other than (i) by the Company for cause, (ii) by reason of death or disability, or (iii) by the officer without good reason, including retirement from the Company, then the agreements provide that the Company shall (a) pay the officer a lump sum severance payment, in cash, equal to three times the sum of the officer's then-current annual base salary and target bonus (STIP and MVP target opportunities combined) as of the date of termination, and (b) for a three-year period following the date of termination, arrange to provide the officer and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and dependents immediately prior to the date of termination. Constructive termination is deemed to have occurred if (i) the officer's employment is terminated by the Company without cause prior to a change-in-control (whether or not a change-in-control ever occurs) and at the request or direction of a person who has entered into an agreement with the Company which, if completed, would constitute a change-in-control, or (ii) the officer terminates employment for good reason prior to a change-in-control (whether or not a change-in-control ever occurs) and the circumstance that constitutes good reason occurs at the request or direction of that person, or (iii) the officer's employment is terminated by the Company without cause or by the officer for good reason and the termination, or the circumstance that constitutes good reason, is otherwise in connection with or in anticipation of a change-in-control (whether or not a change-in-control ever occurs).

        Generally, a change-in-control under the Severance Agreements occurs if any of the following events occurs:

  •
  any person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; or

  •
  the following individuals cease for any reason to constitute a majority of the Company's directors: individuals who, on the date of the Severance Agreements, constitute the Board and any new director whose election by the Board, or nomination for election by the Company's shareholders, was approved by a vote of at least 2/3 of the directors then still in office who either were directors on the date of the Severance Agreement or whose election or nomination for election was previously so approved; or

  •
  the Company merges or consolidates with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent at least 50% of the voting power of the securities of the Company or such surviving entity outstanding immediately after the merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company, in which no person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; or

  •
  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the Company sells or disposes all or substantially all of its assets, other than a sale or disposition of all or substantially all of the Company's assets to an entity, at least 50% of the voting power of the securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        Please refer to the form of Severance Agreement attached as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended July 31, 2007, filed with the Securities and Exchange Commission and available on the Company's website, for more details.

        Pursuant to the 2004 Executive Long-Term Incentive Plan, as amended, and the ICP and its Interpretive Guidelines, the target number of outstanding LTIP awards and the full amount of the restricted stock awards fully vest in the event of a change-in-control of the Company. For the named executive officers, these documents use the same definition of a change-in-control as set forth in their Severance Agreements. That definition is set forth above.

        The severance benefits shown in the table below for each named executive officer are based on a hypothetical change-in-control and subsequent qualifying termination event as of October 31, 2008.

Severance Benefits (Termination Due to a Change-in-Control)

Name(1)	Cash Severance(2)	Stock Awards(3)	Welfare Benefits(4)	Totals(5)
Thomas E. Skains	$3,486,000	$6,166,377	$40,824	$9,693,201
David J. Dzuricky	$1,755,000	$1,246,516	$37,899	$3,039,415
Franklin H. Yoho	$1,638,000	$1,158,257	$37,629	$2,833,886
Michael H. Yount	$1,314,000	$953,989	$29,820	$2,297,809
Kevin M. O'Hara	$1,314,000	$989,675	$37,095	$2,340,770

(1)
All amounts assume a change in control and subsequent qualifying termination event as of October 31, 2008.

(2)
Amounts represent three times the officer's annual base salary and target bonus opportunity (STIP and MVP combined).

(3)
Amounts represent the vesting of target performance share opportunities for 2008 LTIP, 2009 LTIP and 2010 LTIP awards, based upon the Company's closing stock price of $32.92 on October 31, 2008. Mr. Skains' amount also represents the vesting of the restricted stock grant made on September 1, 2006, and reinvested dividends, based upon the Company's closing stock price of $32.92 on October 31, 2008.

(4)
Amounts represent three years of life, disability, accident and health insurance benefits.

(5)
Total payments represent amounts received by the officer before the officer's payment of applicable excise and income taxes.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K (17 CFR §229.402(b)), set forth above, with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's annual report on Form 10-K for the fiscal year ended October 31, 2008 and proxy statement on Schedule 14A.

Submitted by the Compensation Committee.

John W. Harris, Chair
Aubrey B. Harwell, Jr.
Malcolm E. Everett III
Minor M. Shaw

December 18, 2008

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about Common Stock that may be issued under the Company's compensation plans, as of October 31, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders(1)	578,797(2)	0	1,917,978
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)
Award #6 was issued under the 1996 Executive Long-Term Incentive Plan, which is no longer in effect. The 2008 LTIP (Award #9) was issued under the 2004 Executive Long-Term Incentive Plan, as amended, and the 2009 LTIP (Award #10) and 2010 LTIP (Award #11) were issued under the ICP. Award #6 vested upon completion of a five-year performance period ended October 31, 2006 and is paid out over a three-year period. As of October 31, 2008, one installment remained to be paid. The 2008 LTIP vested on November 1, 2008, upon completion of a three-year performance period ended October 31, 2008. The 2009 LTIP and 2010 LTIP vest upon completion of three-year performance periods ending October 31, 2009, and October 31, 2010, respectively. If performance measures are met, as determined and approved by the Board of Directors, payout of each award will occur at the end of the respective performance period. The 2008 LTIP was paid, and the 2009 LTIP and 2010 LTIP are payable, in the form of Common Stock and up to 50% cash applied to taxes. All units paid out are valued at the closing market price of Common Stock on the date of Compensation Committee approval of distribution.

(2)
Comprised of shares earned but not yet distributed under Long-Term Incentive Plan Award #6 and unearned shares under the 2008 LTIP, 2009 LTIP and 2010 LTIP that would be distributed if stretch goals were met. This is greater than the number of shares attributable to the 2008 LTIP, 2009 LTIP and 2010 LTIP that are included in the calculation of diluted earnings per share in the Company's 2008 Form 10-K. The 2008 LTIP vested on November 1, 2008, and the actual number of shares issued was less than would have been distributed if stretch goals were met.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, certain officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any known failure to file by those dates. Based upon Section 16(a) reports furnished to the Company during or with respect to fiscal 2008, the Company believes that all Section 16(a) reports were filed on a timely basis during such fiscal year, except for the following: (1) Form 4 report for each of Thomas E. Skains, David J. Dzuricky, Kevin M. O'Hara, Franklin H. Yoho, Michael H. Yount, Jane R. Lewis-Raymond, June B. Moore, Robert O. Pritchard, Jose M. Simon and Ranelle Q. Warfield for shares issued upon vesting of Long-Term Incentive Plan Award #8; (2) two Form 4 reports for Robert O. Pritchard for a 401(k) plan rebalancing transaction and rebalancing fee, respectively; and (3) Form 4 report for Kevin M. O'Hara for a 401(k) plan rebalancing transaction.

OTHER BUSINESS

        The Board and management do not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the persons named in the accompanying form of proxy will vote the proxies in accordance with their best judgment. The form of proxy confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting.

MISCELLANEOUS

        The Company's 2008 Form 10-K, which includes audited financial statements and financial statement schedules, and the 2008 Summary Annual Report are being mailed along with this Proxy Statement.

        Shareholders are respectfully urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope. In the alternative to completing this proxy card, you are urged to enter your vote instruction by telephone or via the Internet as explained on the proxy card. Your prompt response will be appreciated.

By order of the Board of Directors,

Jane R. Lewis-Raymond
Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

January 22, 2009

 APPENDIX A

PIEDMONT NATURAL GAS COMPANY, INC.

Articles of Incorporation
Proposed Amended Article 6

        ARTICLE 6:    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more classes of preferred stock, voting as a class pursuant to provisions as may be determined by the Board of Directors) which shall constitute the entire Board of Directors of the Corporation shall be the number from time to time fixed by or in accordance with the By-Laws of the Corporation (which number shall not be less than nine), and such number of directors so fixed may be changed only by the affirmative vote of (i) at least eighty per cent of the outstanding shares entitled to vote in the election of the directors or (ii) a majority of the entire Board of Directors.

        ~~The directors of the Corporation shall be divided into three classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one, two and three years, respectively, or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected to serve for terms of three years or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. In the event of an increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified that all classes of directors remain or become as nearly equal in number as may be.~~ Beginning with the 2010 Annual Meeting of Shareholders, and at each Annual Meeting of Shareholders thereafter, the successors of the directors whose terms expire at such Annual Meeting of Shareholders shall be elected for a one-year term expiring at the next Annual Meeting of Shareholders. Each director who is serving as a director immediately following the 2010 Annual Meeting of Shareholders, or is thereafter elected a director, shall hold office until the expiration of the term for which he or she was elected, and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation, retirement, removal or disqualification from office.

        Subject to the rights of the holders of any series of preferred stock, if any, then outstanding, newly-created directorships resulting from an increase in the authorized number of directors may be filled by vote of the Board of Directors. If the number of the directors then in office is less than a quorum, such newly-created directorships and any then existing vacancies may be filled by a majority of the directors then in office. Any director elected to fill a vacancy shall hold office until the next annual meeting of shareholders. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

        Subject to the rights of the holders of any series of preferred stock, if any, then outstanding, any director, or the entire Board of Directors, may be removed from office at any time for cause by the affirmative vote of at least eighty per cent of the outstanding shares entitled to vote in the election of directors.

        Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of at least eighty per cent of the outstanding shares entitled to vote in the election of directors shall be required for the shareholders of the Corporation to amend, repeal or adopt any By-Law of the Corporation or to

A-1

adopt any amendment to these Articles of Incorporation inconsistent with the By-Laws of the Corporation.

        Notwithstanding any other provisions of law, these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of at least eighty per cent of the outstanding shares entitled to vote in the election of directors shall be required to amend, alter, change or repeal this Article 6 or to adopt any provision inconsistent with this Article 6.

        A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Board of Directors and shall be called by the Secretary upon the written request of the holders of at least eighty per cent of the outstanding shares entitled to vote in the election of directors. Each such request shall state the purpose or purposes of each meeting.

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APPENDIX B

PIEDMONT NATURAL GAS COMPANY, INC.

Categorical Standards of Director Independence

        A Director who has met all of the following categorical standards shall be presumed to be "independent."

  •
  The Company does not employ, and has not within the last three fiscal years employed, the Director or, except in a non-executive officer capacity, any of his or her immediate family members, except in either case in an interim capacity not exceeding six months.(1)

(1)
For purposes of these categorical standards, the Board has adopted the definition of an "immediate family member" as adopted by the New York Stock Exchange, which includes spouse, parents, children, siblings and in-laws of the Director, as well as anyone else (other than domestic employees) who share such Director's home. For purposes of these categorical standards, the term "executive officer" shall have the meaning specified for the term "officer" under Rule 16a-1(f) of the Securities Exchange Act of 1934, which includes an entity's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the entity in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

•
Neither the Director nor any of his or her immediate family members, during any consecutive 12-month period within the last three fiscal years, has received more than $120,000 in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
Neither the Director nor an immediate family member (i) is a current partner of a firm that is the Company's internal or outside auditor, or (ii) was at any time within the last three fiscal years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

•
The Director is not employed by a firm that is the Company's internal or external auditor, and the Director does not have an immediate family member who is a current employee of such a firm and personally works on the Company's audit.

•
Neither the Director nor any of his or her immediate family members is or has been, within the last three fiscal years, employed as an executive officer of another company where a present executive officer of the Company serves or served on the compensation (or equivalent) committee of the other company at the same time.

•
Neither the Director nor any of his or her immediate family members is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of (a) $1 million or (b) 2% of such other company's consolidated gross revenues. The measured payments and revenue are those for the last completed fiscal year.

•
Neither the Director nor any of his or her immediate family members has had, within the last three fiscal years, a personal services contract with the Company, its chairman, chief executive officer or other executive officer, or any affiliate of the Company.

•
Neither the Director nor any of his or her immediate family members has, within the last three fiscal years, been an executive officer of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through its charitable foundation or the provision of services, the greater of $1 million per annum or 2% of the consolidated gross revenues of such charitable organization.

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  •
  Neither the Director nor any of his or her immediate family members, within the last three fiscal years, either directly or indirectly as a partner, shareholder or officer of another company, has owned more than 5% of the Company's common stock.

  •
  Neither the Director nor any of his or her immediate family members has, within the last three fiscal years, been employed by (or affiliated with) a significant lender of the Company. For the purposes of this categorical standard, a lender shall be considered significant if the credit extended is more than 5% of the consolidated assets of the Company.

        However, a member of the Company's Audit Committee shall not be deemed independent if, other than in his or her capacity as a member of the Company's Audit Committee, Board of Directors, or any other Board Committee, the member:

          (A) Accepts directly or indirectly(2) any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

          (B) Is an affiliated(3) person of the Company or any subsidiary.

(2)
The term indirect acceptance of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild, or a child or stepchild sharing a home with the member, or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary.

(3)
A person affiliated with a specified person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the person specified.

  •
  A person will be deemed not to be in control of a specified person if the person (1) is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person; and (2) is not an executive officer of the specified person.

  •
  The following will be deemed to be affiliates: (1) an executive officer of an affiliate; (2) a Director who also is an employee of an affiliate; (3) a general partner of an affiliate; and (4) a managing member of an affiliate.

  •
  The term control (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

  •
  The term executive officer means, as set forth in 17 CFR 240.3b-7, an entity's president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the entity. Executive officers of subsidiaries may be deemed executive officers of the entity if they perform such policy making functions for the entity.

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PIEDMONT NATURAL GAS COMPANY, INC.

Proxy for Annual Meeting of Shareholders on March 6, 2009

Solicited on Behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Vicki McElreath, Thomas E. Skains and Jane R. Lewis-Raymond, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc., to be held March 6, 2009, at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and at any adjournments or postponements thereof, as follows:

The Board of Directors recommends a vote FOR the following proposals:

(Please mark your vote in blue or black ink as shown here)	X

1.	ELECTION OF DIRECTORS
	☐ FOR ALL NOMINEES	NOMINEES:

	☐ WITHHOLD AUTHORITY to vote for all nominees ☐ FOR ALL EXCEPT (see INSTRUCTIONS below)	E. James Burton (Class II) John W. Harris (Class II) Aubrey B. Harwell, Jr. (Class II) David E. Shi (Class II)

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

2.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO ELIMINATE CLASSIFICATION OF THE COMPANY’S BOARD OF DIRECTORS

☐ FOR	☐ AGAINST	☐ ABSTAIN

HOUSEHOLDING – Please indicate below if you consent to receive the following documents in a single package per household: annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents.  This consent will remain in effect until any security holder at your address revokes it by writing to the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or calling the Company’s transfer agent at its toll-free number 1-800-937-5449.  The Company will begin sending individual copies of documents within 30 days after consent is revoked.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive future annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents in a single package per household

☐ Yes	☐ No

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your Account Number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.  This consent will remain in effect until you revoke it by writing to the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or calling the Company’s transfer agent at its toll-free number 1-800-937-5449.

The Company’s Proxy Statement on Schedule 14A, form of proxy card, 2008 annual report to security holders on Form 10-K and 2008 Summary Annual Report are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=76635&p=irol-financial_info.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 3.

Dated:	, 2009

Signature of Shareholder

Signature (if held jointly)

Please sign exactly as name appears hereon, date and return in the enclosed business reply envelope. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.

MAIL - Mark, date, sign and mail your proxy card in the envelope provided as soon as possible.

-or-

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

-or

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.